                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                             ARCH CAPITAL GROUP LTD.
             -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee(Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction: $

     5)   Total fee paid: $

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                      [ARCH CAPITAL GROUP LTD. LETTERHEAD]


                                 April 15, 2003


Dear Shareholder:

     I am pleased to invite you to the annual general meeting of the shareholders of Arch Capital Group Ltd. to be held on May 21, 2003, at 8:30 a.m. (local time), at the Elbow Beach Hotel, 60 South Shore Road, Paget Parish PG04 Bermuda. The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please sign the enclosed proxy card and mail it promptly in the enclosed envelope.

                                   Sincerely,


                                   [signature logo]
                                   Robert Clements
                                   Chairman of the Board

                             ARCH CAPITAL GROUP LTD.

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the annual general meeting of the shareholders of Arch Capital Group Ltd. will be held on May 21, 2003, at 8:30 a.m. (local time), at the Elbow Beach Hotel, 60 South Shore Road, Paget Parish PG04 Bermuda, for the following purposes:

     - PROPOSAL 1: To re-elect four directors to serve for a term of three years or until their respective successors are elected and qualified.

     - PROPOSAL 2: To elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries.

     - PROPOSAL 3: To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2003.

     -    PROPOSAL 4: To conduct other business if properly raised.

     Only shareholders of record as of the close of business on April 11, 2003 may vote at the meeting.

     Our audited financial statements for the year ended December 31, 2002, as approved by our Board of Directors, will be presented at this annual general meeting.

     YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.

     THIS PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY ARE DATED APRIL 15, 2003 AND ARE FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT APRIL 17, 2003.


                                   [signature logo]
                                   Dawna Ferguson
                                   Secretary

Hamilton, Bermuda
April 15, 2003

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
THE ANNUAL GENERAL MEETING.......................................................1
     Time and Place..............................................................1
     Record Date; Voting at the Annual General Meeting...........................1
     Limitation on Voting Under Our Bye-Laws.....................................1
     Quorum; Votes Required for Approval.........................................2
     Voting and Revocation of Proxies............................................2
     Solicitation of Proxies.....................................................2
     Other Matters...............................................................3
     Principal Executive Offices.................................................3

PROPOSAL 1 -- ELECTION OF DIRECTORS..............................................4
     Nominees....................................................................4
     Required Vote...............................................................5
     Continuing Directors and Executive Officers.................................5
     Board of Directors Composition..............................................8
     Section 16(a) Beneficial Ownership Reporting Compliance.....................8
     Board of Directors' Meetings and Committees.................................8
     Report of the Audit Committee of the Board of Directors....................10
     Compensation Committee Interlocks and Insider Participation................10
     Summary Compensation Table.................................................11
     Option Grants in Last Fiscal Year..........................................12
     Aggregated 2002 Fiscal Year-End Option Values..............................13
     Employment Arrangements....................................................13
     Change in Control Arrangements.............................................18
     Director Compensation......................................................18
     Report of the Compensation Committee of the Board of Directors.............19
     Performance Graph..........................................................22
     Security Ownership of Certain Beneficial Owners and Management.............23
     Certain Relationships and Related Transactions.............................29

PROPOSAL 2 -- ELECTION OF SUBSIDIARY DIRECTORS..................................30
     Required Vote..............................................................32

PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS..............32
     Principal Accountant Fees and Services.....................................32
     Required Vote..............................................................33

                           THE ANNUAL GENERAL MEETING

     WE ARE FURNISHING THIS PROXY STATEMENT TO HOLDERS OF OUR COMMON SHARES IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OUR BOARD OF DIRECTORS AT THE ANNUAL GENERAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS OF THE MEETING.

TIME AND PLACE

     The annual general meeting will be held at 8:30 a.m. (local time) on May 21, 2003 at the Elbow Beach Hotel, 60 South Shore Road, Paget Parish PG04 Bermuda.

RECORD DATE; VOTING AT THE ANNUAL GENERAL MEETING

     Our Board of Directors has fixed the close of business on April 11, 2003 as the record date for determination of the shareholders entitled to notice of and to vote at the annual general meeting and any and all postponements or adjournments of the meeting. On the record date, there were 27,978,256 common shares outstanding and entitled to vote, subject to the limitations in our bye-laws described below. At that date, there were an estimated 168 holders of record and 5,000 beneficial holders of the common shares. On the record date, there were 38,844,665 preference shares outstanding and entitled to vote, subject to the limitations in the certificate of designations and our bye-laws described below. There were 28 holders of record and beneficial holders of the preference shares. Each holder of record of shares on the record date is entitled to cast one vote per share, subject to the limitations described below. A shareholder may vote in person or by a properly executed proxy on each proposal put forth at the annual general meeting.

LIMITATION ON VOTING UNDER OUR BYE-LAWS

     Under our bye-laws, if the votes conferred by shares of Arch Capital Group Ltd. ("ACGL" or the "Company"), directly or indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the "Code")) by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors.

     There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares, including shares held by private equity investment funds affiliated with Warburg Pincus LLC ("Warburg Pincus funds") and Hellman & Friedman LLC ("Hellman & Friedman funds"), that may be attributed to that person under the Code.

     Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the shares of any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all shares of ACGL entitled to vote generally at an election of directors.

     In order to implement bye-law 45, we will assume that all shareholders (other than the Warburg Pincus funds and the Hellman & Friedman funds) are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

QUORUM; VOTES REQUIRED FOR APPROVAL

     The presence of two or more persons representing, in person or by properly executed proxy, not less than a majority of the voting power of our shares outstanding and entitled to vote at the annual general meeting is necessary to constitute a quorum. If a quorum is not present, the annual general meeting may be adjourned from time to time until a quorum is obtained. The affirmative vote of a majority of the voting power of the shares represented at the annual general meeting will be required for approval of each of the proposals, except that Proposal 1 will be determined by a plurality of the votes cast.

     An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual general meeting, and our transfer agent will tabulate votes cast in person. Abstentions and broker non-votes (i.e., shares held by a broker which are represented at the meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether or not a quorum exists.

     Several of our officers and directors will be present at the annual general meeting and available to respond to questions. Our independent accountants are expected to be present at the annual general meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTING AND REVOCATION OF PROXIES

     All shareholders should complete, sign and return the enclosed proxy card. All shares represented at the annual general meeting by properly executed proxies received before or at the annual general meeting, unless those proxies have been revoked, will be voted at the annual general meeting, including any postponement or adjournment of the annual general meeting. If no instructions are indicated on a properly executed proxy, the proxies will be deemed to be FOR approval of each of the proposals described in this proxy statement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by either:

     - filing, including by facsimile, with the Secretary of the Company, before the vote at the annual general meeting is taken, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares, or

     -    attending the annual general meeting and voting in person.

     In order to vote in person at the annual general meeting, shareholders must attend the annual general meeting and cast their vote in accordance with the voting procedures established for the annual general meeting. Attendance at the annual general meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the annual general meeting to Arch Capital Group Ltd., Wessex House, 3rd Floor, 45 Reid Street, Hamilton HM 12 Bermuda, Facsimile: (441) 278-9255, Attention: Secretary.

SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees.

     We have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and to verify records related to the solicitation. We will pay MacKenzie Partners, Inc. fees of not more than $4,500 plus expense reimbursement for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

OTHER MATTERS

     Our audited financial statements for the year ended December 31, 2002, as approved by our Board of Directors, will be presented at this annual general meeting.

     As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the annual general meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual general meeting or any adjournments or postponements of the annual general meeting and shall be voted on, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our Board of Directors and management.

PRINCIPAL EXECUTIVE OFFICES

     Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda (telephone number: (441) 295-1422), and our principal executive offices are located at Wessex House, 3rd Floor, 45 Reid Street, Hamilton HM 12 Bermuda (telephone number: (441) 278-9250).

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of ACGL is currently comprised of 12 members, divided into three classes, serving staggered three-year terms. The Board of Directors intends to present for action at the annual general meeting the election of Peter A. Appel, Constantine Iordanou, James J. Meenaghan and John M. Pasquesi, whose present terms expire this year, to serve as Class II Directors for a term of three years or until their successors are duly elected and qualified. Such nominees were recommended for approval by the Board of Directors by the nominating committee of the Board.

     Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.

NOMINEES

     Set forth below is information regarding the nominees for election:

     NAME                               AGE     POSITION
     ----                               ---     --------

     Peter A. Appel..................    41     President, Chief Executive Officer and Class II
                                                Director of ACGL
     Constantine Iordanou............    53     President and Chief Executive Officer of Arch Capital
                                                Group (U.S.) Inc. and Class II Director of ACGL
     James J. Meenaghan..............    64     Class II Director of ACGL
     John M. Pasquesi................    43     Executive Vice Chairman and Class II Director of ACGL

     PETER A. APPEL has been president and chief executive officer of ACGL since May 5, 2000 and a director of ACGL since November 1999. He was executive vice president and chief operating officer of ACGL from November 1999 to May 5, 2000, and general counsel and secretary of ACGL from November 1995 to May 5, 2000. Mr. Appel previously served as a managing director of ACGL from November 1995 to November 1999. From September 1987 to November 1995, Mr. Appel practiced law with the New York firm of Willkie Farr & Gallagher, where he was a partner from January 1995. Mr. Appel is currently a member of the board of overseers and a member of the executive committee of the School of Risk Management, Insurance and Actuarial Science of St. John's University. He holds an A.B. degree from Colgate University and a law degree from Harvard University.

     CONSTANTINE IORDANOU has served as a director of ACGL and as chief executive officer of Arch Capital Group (U.S.) Inc. since January 1, 2002. From March 1992 through December 2001, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as senior executive vice president of group operations and business development of Zurich Financial Services, president of Zurich-American Specialties Division, chief operating officer and chief executive officer of Zurich-American and chief executive officer of Zurich North America. Prior to joining Zurich, he served as president of the commercial casualty division of the Berkshire Hathaway Group and served as senior vice president with the American Home Insurance Company, a member of the American International Group. He holds an aerospace engineering degree from New York University.

     JAMES J. MEENAGHAN has been a director of the Company since October 2001. From October 1986 to 1993, Mr. Meenaghan was chairman, president and chief executive officer of Home Insurance Companies. He also served as President and Chief Executive Officer of John F. Sullivan Co. from 1983 to 1986. Prior thereto, Mr. Meenaghan held various positions over 20 years with the Fireman's Fund Insurance Company, including President and Chief Operating Officer and Vice Chairman of its parent company, American Express Insurance Services Inc. He holds a B.S. degree from Fordham University.

     JOHN M. PASQUESI has been our executive vice chairman and a director since November 2001. Mr. Pasquesi has been the managing member of Otter Capital LLC, a private equity investment firm founded by him in January 2001. Prior to January 2001, Mr. Pasquesi was a managing director of Hellman & Friedman LLC since 1988. He holds an A.B. degree from Dartmouth College and an M.B.A. degree from Stanford Graduate School of Business.

REQUIRED VOTE

     A plurality of the votes cast at the annual general meeting will be required to elect the above nominees as Class II Directors of ACGL.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following individuals are our continuing directors:

                                                                                            TERM
NAME                            AGE   POSITION                                              EXPIRES*
----                            ---   --------                                              -------
Robert Clements..............   70    Chairman and Class III Director of ACGL               2004
Paul B. Ingrey...............   63    Chairman and Chief Executive Officer of Arch
                                      Reinsurance Ltd. and Class I Director of ACGL         2005
Wolfe "Bill" H. Bragin.......   58    Class III Director of ACGL                            2004
John L. Bunce, Jr............   44    Class III Director of ACGL                            2004
Robert Glanville.............   36    Class III Director of ACGL                            2004
Kewsong Lee .................   37    Class I Director of ACGL                              2005
David R. Tunnell.............   32    Class I Director of ACGL                              2005
Robert F. Works..............   55    Class I Director of ACGL                              2005

----------
*    Indicates expiration of term as a director of ACGL.

     ROBERT CLEMENTS was elected chairman and director of ACGL at the time of our formation in March 1995, and continues to serve in that capacity. From March 1996 to February 2001, he was an advisor to MMC Capital, with whom he served as chairman and chief executive officer from January 1994 to March 1996. Prior thereto, he served as president of Marsh & McLennan Companies, Inc. since 1992, having been vice chairman during 1991. He was chairman of J&H Marsh & McLennan, Incorporated (formerly Marsh & McLennan, Incorporated), a subsidiary of Marsh & McLennan Companies, Inc., from 1988 until March 1992. He joined Marsh & McLennan, Ltd., a Canadian subsidiary of Marsh & McLennan Companies, Inc., in 1959. Mr. Clements was a director of XL Capital from 1986 to 2002 and was formerly a director of Annuity and Life Re (Holdings), Ltd. and Stockton Reinsurance Limited and ACE Ltd. He is chairman emeritus of the Board of overseers of the School of Risk Management, Insurance and Actuarial Science of St. John's University and a member of Rand Corp. President's Council. He holds a B.A. degree from Dartmouth College.

     PAUL B. INGREY has served as a director of ACGL and as chief executive officer of Arch Reinsurance Ltd. ("Arch Re (Bermuda)") since October 2001, and was elected chairman of Arch Re (Bermuda) in March 2002. He was retired from 1996 to 2001. Mr. Ingrey was the founder of F&G Re Inc., a reinsurance subsidiary of USF&G Corporation, and served as its chairman and chief executive officer from 1983 to 1996. Prior to that, he was senior vice president of Prudential Reinsurance, an underwriter of property and casualty reinsurance. He has also served as a director of USF&G Corporation (until its sale to The St. Paul Companies, Inc. in 1998) and E.W. Blanch Holdings, Inc., the holding company for E.W. Blanch Co., which provides risk management and distribution services through several subsidiaries (until its sale to Benfield Greig, the London-based international reinsurance broker, in April 2001) and he was formerly a director of Fairfax Financial Holdings Limited, an insurance and reinsurance company with a focus on property and casualty insurance until September 2002. He holds a B.A. degree from Colgate University and an M.B.A. degree from the School of Risk Management, Insurance and Actuarial Science of St. John's University (formerly the College of Insurance).

     WOLFE "BILL" H. BRAGIN has served as a director of ACGL since May 2002. He served as Vice President of GE Asset Management from 1985 until his retirement in 2002. He also served as a Managing Director of GE Asset Management until 2002. Mr. Bragin had been employed by various affiliates of General Electric Company since

1974, including GE Capital (formerly known as GE Credit Corporation), specializing in equipment leasing and private investments, through 1984, and, thereafter, GE Asset Management's Private Placement Group, specializing in private equity investments. Mr. Bragin has previously served as a director of both privately-held and publicly-traded companies. He holds a B.S. degree from the University of Connecticut and an M.B.A. degree from Babson Institute of Business Administration. Mr. Bragin was appointed to our Board of Directors pursuant to our shareholders agreement (the "Shareholders Agreement"), which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2002 ("2002 Annual Report").

     JOHN L. (JACK) BUNCE, Jr. has served as a director of ACGL since November 2001. Mr. Bunce is a managing director of Hellman & Friedman, which he joined in 1988. Before joining Hellman & Friedman, Mr. Bunce was vice president of TA Associates. Previously, he was employed in the Mergers & Acquisitions and Corporate Finance Departments of Lehman Brothers Kuhn Loeb. He is currently also a director of Digitas, Inc., National Information Consortium, Inc., and Western Wireless Corporation. He has also served as a director of Duhamel Falcon Cable Mexico, Eller Media Company, Falcon Cable TV, National Radio Partners, VoiceStream Wireless Corporation, and Young & Rubicam, Inc. Mr. Bunce also was an advisor to American Capital Corporation and Post Oak Bank. He holds an A.B. degree from Stanford University and an M.B.A. degree from Harvard Business School. Mr. Bunce was appointed to our Board of Directors pursuant to our Shareholders Agreement, which is filed as an exhibit to our 2002 Annual Report.

     ROBERT GLANVILLE has served as a director of ACGL since May 2002. He has been a Vice President of Warburg Pincus LLC since January 2000 and has been employed by Warburg Pincus since January 1999. From April 1997 through December 1998, Mr. Glanville served as Chief Financial Officer of the APP Group (Prague, Czech Republic), a Warburg Pincus portfolio company focused on information technology and systems integration. He was founder and managing partner of F.A. Services, LLC, a boutique financial advisory firm that raised capital for businesses in Central and Eastern Europe, from 1993 to 1997, and was employed by Morgan Stanley & Co from 1988 to 1992. He is a director of several privately-held financial services companies. He holds a B.A. degree from Princeton University. Mr. Glanville was appointed to our Board of Directors pursuant to our Shareholders Agreement, which is filed as an exhibit to our 2002 Annual Report.

     KEWSONG LEE has served as a director of ACGL since November 2001. Mr. Lee has served as a member and managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. since January 1997. He has been employed at Warburg Pincus since 1992. Prior to joining Warburg Pincus, Mr. Lee was a consultant at McKinsey & Company, Inc., a management consulting company, from 1990 to 1992. His present service as a director includes membership on the Boards of Knoll, Inc., Eagle Family Foods, Inc. and several privately held companies. He holds a B.A. degree from Harvard College and an M.B.A. degree from Harvard Business School. Mr. Lee was appointed to our Board of Directors pursuant to our Shareholders Agreement, which is filed as an exhibit to our 2002 Annual Report.

     DAVID R. TUNNELL has been a director of ACGL since May 2002. He has served as a managing director of Hellman & Friedman since 2003. Prior to joining Hellman & Friedman in 1994, Mr. Tunnell was employed by Lazard Freres & Co. in New York from 1992 to 1994. Mr. Tunnell currently serves as a director of Blackbaud, Inc. and Eastern Sea Laem Chabang Terminal Co., Ltd. He holds an A.B. degree from Harvard College and an M.B.A. degree from Harvard Business School. Mr. Tunnell was appointed to our Board of Directors pursuant to our Shareholders Agreement, which is filed as an exhibit to our 2002 Annual Report.

     ROBERT F. WORKS has been a director of ACGL since June 1999. Mr. Works was a managing director of Jones Lang LaSalle (previously LaSalle Partners) until he retired on December 31, 2001. He joined Jones Lang LaSalle in 1981, where he has served in various capacities, including manager of both the Property Management and Investment Management teams of the Eastern Region of the United States. Mr. Works was also manager for the Times Square Development Advisory and Chelsea Piers Lease Advisory on behalf of New York State and the President of GCT Ventures and the Revitalization of Grand Central Terminal for the Metropolitan Transportation Authority until he retired on December 31, 2001. He holds a B.A. degree from the College of William and Mary.

     The following individuals are our executive officers and members of senior management who do not serve as directors of ACGL.

NAME                              AGE   POSITION
----                              ---   --------
John D. Vollaro...............    58    Executive Vice President, Chief Financial Officer and Treasurer of
                                        ACGL

Dwight R. Evans...............    50    President of Arch Reinsurance Ltd.
Marc Grandisson...............    35    Senior Vice President, Chief Underwriting Officer and Chief
                                        Actuary of Arch Reinsurance Ltd.
Mark D. Lyons.................    46    Executive Vice President and Chief Actuary of Arch Insurance Group
                                        Inc.
John F. Rathgeber.............    48    Managing Director and Chief Operating Officer of Arch Reinsurance
                                        Company
Louis T. Petrillo.............    37    President and General Counsel of Arch Capital Services Inc.

     JOHN D. VOLLARO has been executive vice president and chief financial officer of ACGL since January 2002 and treasurer of ACGL since May 2002. Prior to joining us, Mr. Vollaro acted as an independent consultant in the insurance industry since March 2000. Prior to March 2000, Mr. Vollaro was president and chief operating officer of W.R. Berkley Corporation from January 1996 and a director from September 1995 until March 2000. Mr. Vollaro was chief executive officer of Signet Star Holdings, Inc., a joint venture between W.R. Berkley Corporation and General Re Corporation, from July 1993 to December 1995. Mr. Vollaro served as executive vice president of W.R. Berkley Corporation from 1991 until 1993, chief financial officer and treasurer of W.R. Berkley Corporation from 1983 to 1993 and senior vice president of W.R. Berkley Corporation from 1983 to 1991. He holds a B.S. degree from Long Island University.

     DWIGHT R. EVANS has served as president of Arch Re (Bermuda) since October 2001. From 1998 until October 2001, Mr. Evans was executive vice president of St. Paul Re. From 1983 until 1998, Mr. Evans was employed as executive vice president for F&G Re Inc. Prior to that, Mr. Evans served as assistant vice president at Skandia Reinsurance Company and as a reinsurance underwriter at Prudential Reinsurance Company (now Everest Re Company). He holds a B.A. degree from Ohio University.

     MARC GRANDISSON has served as senior vice president, chief underwriting officer and chief actuary of Arch Re (Bermuda) since October 2001. From March 1999 until October 2001, Mr. Grandisson was employed as vice president and actuary of the reinsurance division of Berkshire Hathaway. From July 1996 until February 1999, Mr. Grandisson was employed as vice president-director of F&G Re Inc. From July 1994 until July 1996, Mr. Grandisson was employed as an actuary for F&G Re. Prior to that, Mr. Grandisson was employed as an actuarial assistant of Tillinghast-Towers Perrin. Mr. Grandisson holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. He is also a fellow of the Casualty Actuarial Society.

     MARK D. LYONS has served as executive vice president of group operations and chief actuary of Arch Insurance Group Inc. since August 2002. From 2001 until August 2002, Mr. Lyons worked as an independent consultant. From 1992 to 2001, Mr. Lyons was executive vice president of product services at Zurich U.S. From 1987 until 1992, Mr. Lyons was a vice president and actuary at Berkshire Hathaway Insurance Group. Mr. Lyons holds a B.S. degree from Elizabethtown College. He is also an associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

     JOHN F. RATHGEBER has served as managing director and chief operating officer of Arch Reinsurance Company since December 2001. From 1998 until 2001, Mr. Rathgeber was executive vice president of the financial solutions business unit of St. Paul Re. From November 1992 until 1998, Mr. Rathgeber was employed as a vice president in the non-traditional underwriting department at F&G Re, and from 1996 until 1998, Mr. Rathgeber served as a senior vice president of non-traditional reinsurance. Prior to joining F&G Re, Mr. Rathgeber was employed by Prudential Re from 1980 until 1992. During that time, he held various underwriting positions, and from 1988 until 1992, Mr. Rathgeber was a director in the actuarial department. Mr. Rathgeber holds a B.A. from Williams College. He is also a chartered property and casualty underwriter, a fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

     LOUIS T. PETRILLO has been president and general counsel of Arch Capital Services Inc. since April 2002. From May 2000 to April 2002, he was senior vice president, general counsel and secretary of ACGL. From 1996 until May 2000, Mr. Petrillo was vice president and associate general counsel of ACGL's reinsurance subsidiary. Prior to that time, Mr. Petrillo practiced law at the New York firm of Willkie Farr & Gallagher. He holds a B.A. degree from Tufts University and a law degree from Columbia University.

BOARD OF DIRECTORS COMPOSITION

     Pursuant to the Shareholders Agreement entered into in connection with the capital infusion in November 2001, we have agreed to restrictions on the composition of our Board of Directors. Pursuant to this agreement, the Warburg Pincus funds and the Hellman & Friedman funds are entitled to nominate a prescribed number of directors based on the respective retained percentages of their preference shares purchased in November 2001. Currently, our Board consists of 12 members, including three directors nominated by the Warburg Pincus funds and two directors nominated by the Hellman & Friedman funds. As long as the Warburg Pincus funds retain at least 75% of their original investment and Hellman & Friedman funds retain at least 60% of their original investment, these shareholders together will be entitled to nominate a majority of directors to our Board. Messrs. Bragin, Glanville and Lee are the designees of the Warburg Pincus funds, and Messrs. Tunnell and Bunce are the designees of the Hellman & Friedman funds. In addition, pursuant to our Shareholders Agreement, the Warburg Pincus funds and the Hellman & Friedman funds have agreed to take all acts to cause Mr. Clements to be duly elected as chairman of our Board of Directors for so long as he is willing and able to serve in such capacity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons who own more than 10% of our common shares, to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of our common shares. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis during the year ended December 31, 2002, except for one Form 4 filed on behalf of Mr. Clements that was filed late which reflected dispositions of common shares held directly by Mr. Clements to a grantor retained annuity trust established for the benefit of his children.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors met four times during 2002. The Board of Directors has established standing audit, compensation, executive, finance and investment and nominating committees. Each director attended 75% or more of all meetings of the Board and any committees on which the director served during fiscal year 2002. As long as at least one representative of the Warburg Pincus funds is on the Board of Directors, each board committee will include at least one representative of the Warburg Pincus funds, and as long as at least one representative of the Hellman & Friedman funds is on the Board, each board committee will include at least one representative of the Hellman & Friedman funds. The foregoing is subject to 4350(d)(2) of the rules of the National Association of Securities Dealers Inc. (the "NASD"), which requires three independent directors on the audit committee.

     AUDIT COMMITTEE

     The audit committee of the Board of Directors assists the Board in overseeing management and the independent accountants in fulfilling their responsibilities in the financial reporting process of ACGL. The audit committee reviews with management and the independent accountants the proposed overall scope of ACGL's annual audit, the adequacy and integrity of ACGL's system of internal controls, and our audited financial statements and related disclosures. Each year, the audit committee recommends to the Board an independent accountant to audit the financial statements of ACGL. Our Board of Directors has adopted a written charter for the audit committee. The audit committee currently consists of James J. Meenaghan (chairman), Kewsong Lee and Robert F. Works. The Board determined to appoint Mr. Lee, who serves on the Board as a representative of the Warburg Pincus funds under the

Shareholders Agreement entered into in connection with the capital infusion, to the audit committee. 4350(d)(2)(B) of the rules of the NASD provides that one director who is not independent as defined in Rule 4200 and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the board determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders. The Board viewed the interests of the Warburg Pincus funds with respect to the purposes and function of the audit committee as generally aligned with those of the other shareholders of ACGL. The Board noted that purchase price adjustments under the subscription agreement with the investors ("Subscription Agreement"), which is filed as an exhibit to our 2002 Annual Report, are subject to the approval of the transaction committee of the Board, as described below. In view of the foregoing, the Board determined that exceptional and limited circumstances exist to warrant the appointment of Mr. Lee to the audit committee. The audit committee met four times during 2002.

     COMPENSATION COMMITTEE

     The compensation committee of the Board of Directors approves the compensation of our senior executives, reviews the general compensation policies and practices followed by us and our subsidiaries and administers our benefit plans. The compensation committee is required to report to the Board of Directors at least annually and whenever the Board may require. The compensation committee currently consists of John L. Bunce, Jr. (chairman), Kewsong Lee, James J. Meenaghan and Robert F. Works. The compensation committee met three times during 2002.

     EXECUTIVE COMMITTEE

     The executive committee of the Board of Directors may generally exercise all the powers and authority of the Board of Directors, when it is not in session, in the management of our business and affairs, unless the Board of Directors otherwise determines. The executive committee reports periodically to the Board of Directors as to actions it has taken. The executive committee currently consists of Robert Clements (chairman), John L. Bunce, Jr. and Kewsong Lee. The executive committee did not meet during 2002.

     FINANCE AND INVESTMENT COMMITTEE

     The finance and investment committee of the Board of Directors establishes and recommends the ACGL's investment policies and reviews ACGL's capital management practices and overall investment policy performance. The finance and investment committee currently consists of John M. Pasquesi (chairman), Peter A. Appel, John L. Bunce, Jr. and Kewsong Lee. The finance and investment committee met three times during 2002.

     NOMINATING COMMITTEE

     The nominating committee of the Board of Directors is responsible for recommending to the Board candidates for nomination to the Board. The nominating committee will consider nominations for directors from shareholders to the extent the nominations are made in accordance with our bye-laws, as described under "Shareholder Proposals for the 2004 Annual General Meeting." The nominating committee consists of the non-employee members of our Board of Directors, including Robert Clements (chairman), Wolfe "Bill" H. Bragin, John L. Bunce, Jr., Robert Glanville, Kewsong Lee, James J. Meenaghan, David R. Tunnell and Robert F. Works. The nominating committee met two times during 2002.

     TRANSACTION COMMITTEE

     The transaction committee of the Board of Directors was formed under the Subscription Agreement entered into in connection with the capital infusion in November 2001. Until the date of the final determination of the purchase price adjustment at the fourth anniversary of closing of the capital infusion (i.e., November 20, 2005), approval of the following actions by the transaction committee is deemed to be approval by the entire Board:

     - an amendment, modification or waiver of rights by ACGL under the agreements relating to the capital infusion, including the Subscription Agreement, the certificate of designations for the preference shares or the Shareholders Agreement;

     - the enforcement of obligations of the investors under the above agreements; or

     -    approval of actions relating to the disposition of non-core assets.

     The transaction committee consists of persons who either (1) were members of our Board of Directors on October 22, 2001 and/or (2) were designated as members of the transaction committee by a person who was a member of our Board on October 22, 2001. The transaction committee currently consists of Robert Clements, Peter A. Appel, James J. Meenaghan and Robert F. Works. The transaction committee met one time during 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The primary purpose of the audit committee of our Board of Directors is to assist the Board in overseeing management and the independent accountants in fulfilling their responsibilities in the financial reporting process of ACGL. It is not the responsibility of the audit committee to plan or conduct audits or to determine that ACGL's financial statements are in all material respects complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. It is also not the responsibility of the audit committee to assure compliance with laws and regulations or with any codes or standards of conduct or related policies adopted by ACGL from time to time which seek to ensure that the business of ACGL is conducted in an ethical and legal manner.

     The audit committee has reviewed and discussed the consolidated financial statements of ACGL and its subsidiaries set forth in Item 8 of our 2002 Annual Report with management of ACGL and PricewaterhouseCoopers LLP, independent accountants for ACGL.

     The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of ACGL's financial statements.

     The audit committee has received the written confirmation from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP their independence from ACGL.

     Based on the review and discussions with management of ACGL and PricewaterhouseCoopers LLP referred to above and other matters the audit committee deemed relevant and appropriate, the audit committee has recommended to the Board of Directors that ACGL publish the consolidated financial statements of ACGL and subsidiaries for the year ended December 31, 2002 in our 2002 Annual Report.

                                  AUDIT COMMITTEE
                                  JAMES J. MEENAGHAN (CHAIRMAN)
                                  KEWSONG LEE
                                  ROBERT F. WORKS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of our Board of Directors currently consists of John L. Bunce, Jr. (chairman), Kewsong Lee, James Meenaghan and Robert Works. None of the members of the committee are or have been officers or employees of the Company. In addition, no executive officer of the Company served on any Board of Directors or compensation committee of any entity (other than ACGL) with which any member of our Board serves as an executive officer.

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation paid to our executive officers for services rendered during fiscal years 2002, 2001 and 2000.

                                                                                      LONG TERM COMPENSATION
                                                                                -------------------------------------
                                                ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                                       ---------------------------------------  ------------------------   ----------
                                                                                RESTRICTED
                                                                  OTHER ANNUAL     SHARE      SECURITIES
                                                                  COMPENSATION    AWARD(s)    UNDERLYING      LTIP
NAME AND PRINCIPAL POSITION      YEAR  SALARY($)   BONUS($)         ($)(2)         ($)(3)     OPTIONS (#)  PAYOUTS ($)
------------------------------   ----  ---------  ---------       ------------  ----------   ------------  -----------
Peter A. Appel................   2002    500,000    625,000(1)              --          --             --           --
President, Chief Executive       2001    375,000         --                 --     750,000        422,407           --
Officer and Class II Director    2000    375,000    500,000                 --     756,250        100,000           --
of ACGL

Paul B. Ingrey................   2002    750,000  1,000,000             50,653          --             --           --
Chairman and Chief               2001    143,200         --                 --   7,366,778        422,407           --
Executive Officer of Arch
Re (Bermuda) and Class I
Director of ACGL(6)

Constantine Iordanou..........   2002  1,000,000  1,250,000(1)              --  11,108,112        425,000           --
President and Chief
Executive Officer of
Arch Capital Group (U.S.) Inc.
and Class II Director of
ACGL

Dwight R. Evans...............   2002    500,000    540,000(1)(7)      231,941          --         25,000           --
President of Arch Re             2001     95,500         --                 --     872,000        100,000           --
(Bermuda)(6)

John D. Vollaro...............   2002    380,513    520,000(1)          83,825          --         85,000           --
Executive Vice President,
Chief Financial Officer and
Treasurer of ACGL(6)

                                  ALL OTHER
                                 COMPENSATION
NAME AND PRINCIPAL POSITION          ($)(4)
------------------------------   ------------
Peter A. Appel................         68,295
President, Chief Executive             50,841
Officer and Class II Director          49,711(5)
of ACGL

Paul B. Ingrey................         87,693
Chairman and Chief                         --
Executive Officer of Arch
Re (Bermuda) and Class I
Director of ACGL(6)

Constantine Iordanou..........        105,247
President and Chief
Executive Officer of
Arch Capital Group (U.S.) Inc.
and Class II Director of
ACGL

Dwight R. Evans...............         59,880
President of Arch Re                       --
(Bermuda)(6)

John D. Vollaro...............         46,906
Executive Vice President,
Chief Financial Officer and
Treasurer of ACGL(6)

----------

(1) A portion of the 2002 performance bonus for each of Messrs. Appel, Iordanou, Evans and Vollaro was paid in the form of restricted common shares or restricted common share units as follows: (a) Mr. Appel--$375,000 in cash and $250,000 in restricted common shares; (b) Mr. Iordanou--$750,000 in cash and $500,000 in restricted common share units; (c) Mr. Evans--$405,000 in cash and $135,000 in restricted common shares; and (d) Mr. Vollaro--$312,000 in cash and $208,000 in restricted common shares. In each case, subject to the terms of the applicable award agreements, the restricted shares or restricted share units, as applicable, will vest in four equal annual installments on February 20, 2003, 2004, 2005 and 2006. The restricted share units granted to Mr. Iordanou will be settled in common shares of ACGL upon the termination of Mr. Iordanou's employment.

(2) Other annual compensation for 2002 includes the following items relating to employment arrangements in Bermuda: (a) tax reimbursements of $28,382 and housing expenses of $19,934 for Mr. Ingrey; (b) housing expenses of $156,346 for Mr. Evans; and (c) housing expenses of $52,322 and tax reimbursements of $31,503 for Mr. Vollaro.

(3) The value of each restricted share award is based upon the closing price of the common shares as reported on the NASDAQ National Market as of the grant date of such award. As of December 31, 2002, an aggregate of 847,407 unvested restricted common shares, with an aggregate value of $26,413,676, were held by the named executive officers as follows: (a) Mr. Ingrey--422,407 shares, with a value of $13,166,426, which shares will vest on October 23, 2004; (b) Mr. Iordanou--325,000 shares, with a value of $10,130,250, which shares will vest on December 31, 2006; (c) Mr. Evans--50,000 shares, with a value of $1,558,500, which shares will vest on October 23, 2004; and (d) Mr. Vollaro--50,000 shares, with a value of $1,558,500, which shares will vest on January 18, 2007. During the vesting period, cash dividends (if any) would be paid on outstanding shares of restricted stock. Stock dividends issued with respect to such shares (if any) would be subject to the same restrictions and other terms and conditions that apply to restricted shares with respect to which such dividends are issued.

(4) Includes: (1) matching contributions under an employee 401(k) plan in the amounts of (A) $8,500, $7,650 and $6,310 to Mr. Appel for 2002, 2001
        and 2000, respectively; (B) $8,500 to Mr. Ingrey for 2002; (C) $8,500 to Mr. Iordanou for 2002; (D) $8,500 to Mr. Evans for 2002; and (E) $8,500 to Mr. Vollaro for 2002; (2) pension contributions under a money purchase pension plan in the amounts of (A) $15,755, $12,980 and $13,190 to Mr. Appel for 2002, 2001 and 2000, respectively; (B) $15,755 to Mr. Ingrey for 2002; (C) $15,755 to Mr. Iordanou for 2002; (D) $15,755 to
        Mr. Evans for 2002; and (E) $15,755 to Mr. Vollaro for 2002; (3) contributions under an executive supplemental non-qualified savings and retirement plan in the amounts of (A) $43,500, $29,725 and $29,725 to Mr. Appel for 2002, 2001 and 2000, respectively; (B) $63,438 to Mr. Ingrey for 2002; (C) $79,750 to Mr. Iordanou for 2002; (D)$35,625 to Mr. Evans for 2002; and (E) $22,651 to Mr. Vollaro for 2002; and (4) term life insurance premiums in the amounts of (A) $540, $486 and $486 to Mr. Appel for 2002, 2001 and 2000, respectively; and (B) $1,242 to Mr. Iordanou for 2002.

(5) See "--Change in Control Arrangements" for a description of certain payments made upon the closing of the sale of our prior reinsurance operations in May 2000.

(6) Mr. Evans was appointed president of Arch Re (Bermuda), and Mr. Ingrey was appointed to the Board of Directors of ACGL and as chief executive officer of Arch Re (Bermuda) on October 23, 2001. Mr. Vollaro was appointed executive vice president and chief financial officer of ACGL on January 18, 2002. See "--Employment Arrangements" below for a description of their respective employment arrangements.

(7) Under our incentive compensation plan, a bonus pool for 2002 underwriting year performance has been established for Mr. Evans and other officers who are part of our reinsurance operations (other than Mr. Ingrey). Under the plan, the 2002 underwriting year bonus pool will be recalculated annually, and any resultant payments will be made to Mr. Evans over a 10-year development period.

     The following table provides information regarding grants of stock options made during fiscal year 2002 to each of the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL RATES OF
                                                                                                 STOCK PRICE APPRECIATION FOR
                                                         INDIVIDUAL GRANTS                              OPTION TERM(3)
                                        -----------------------------------------------------    -----------------------------
                                         NUMBER OF    % OF TOTAL
                                        SECURITIES      OPTIONS
                                        UNDERLYING    GRANTED TO
                                          OPTIONS    EMPLOYEES IN    EXERCISE OR
                                          GRANTED       FISCAL       BASE PRICE    EXPIRATION
                 NAME                     (#)(1)        YEAR(2)        ($/Sh)         DATE            5%              10%
------------------------------------    ----------   ------------    -----------   ----------    -----------      ------------
Peter A. Appel.....................             --             --             --           --             --                --
Paul B. Ingrey.....................             --             --             --           --             --                --
Constantine Iordanou...............        425,000          27.00%         23.50     01/01/12    $ 7,838,416      $ 18,397,769
Dwight R. Evans....................         25,000           1.59%         27.10     06/27/12        426,076         1,079,761
John D. Vollaro....................         85,000           5.40%         25.30     01/18/12      1,352,438         3,427,343

----------
(1) The terms for the options, including vesting schedules, are described below under the caption "--Employment Arrangements."

(2) Pursuant to applicable SEC rules, percentages listed are based on options to purchase a total of 1,573,900 shares granted to employees during fiscal year 2002.

(3) Potential realizable value is calculated based on an assumption that the fair market value of our common shares appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant until the end of the option term. The 5% and 10% assumed rates are mandated by the SEC for purposes of calculating realizable value and do not represent our estimates or projections of future share prices.

     The following table provides information regarding the number and value of options held by each of our named executive officers as of December 31, 2002. No options were exercised by any executive officer during 2002.

AGGREGATED 2002 FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                                      OPTIONS AT                 MONEY OPTIONS AT
                                                   DECEMBER 31, 2002           DECEMBER 31, 2002(1)
                                               --------------------------   ----------------------------
         NAME                                  EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------------           -----------  -------------   -----------    -------------
Peter A. Appel..........................           688,207             --   $ 7,974,943               --
Paul B. Ingrey..........................           281,604        140,803     3,145,517      $ 1,572,770
Constantine Iordanou....................           141,667        283,333     1,086,586        2,173,164
Dwight R. Evans.........................            75,000         50,000       778,575          440,170
John D. Vollaro.........................            28,334         56,666       166,321          332,629

----------
(1) For purposes of the above table, options are "in-the-money" if the market price of the common shares on December 31, 2002 (i.e., $31.17) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the common shares subject to the options on December 31, 2002 and the aggregate exercise price of such options.

EMPLOYMENT ARRANGEMENTS

     Set forth below is a summary of the material terms of the employment arrangements with each of the named executive officers.

     PETER A. APPEL

     Mr. Appel, our president and chief executive officer, currently receives an annual base salary of $525,000, which salary is subject to review annually for increase at the discretion of the Board of Directors. He is eligible to receive an annual cash bonus and share-based awards at the discretion of the Board and to participate in our employee benefit programs. The company or Mr. Appel may terminate his employment at any time. In connection with the November 2001 capital infusion, Mr. Appel was granted options to purchase a total of 422,407 common shares at an exercise price of $20.00 per share, which options expire on October 23, 2011. Of these options, 50,000 vested and became exercisable upon grant; 172,407 vested and became exercisable on December 16, 2002; and 200,000 vested on October 23, 2002 and became exercisable on December 16, 2002. If Mr. Appel's service as chief executive officer terminates for any reason, all of such options granted to Mr. Appel will continue to be exercisable for the remainder of the option period. In addition, Mr. Appel has agreed that during the term of his employment and, in the event his service with us is terminated for any reason, for a period ending two years after his termination, (1) he will not compete with any of our subsidiaries' insurance or reinsurance businesses as they exist on the date of his termination and (2) he will not induce or attempt to induce any of our employees to leave his or her position with us. See "--Summary Compensation Table" and "--Report of Compensation Committee of the Board of Directors--CEO Compensation" for additional compensation information relating to Mr. Appel, including his bonus for 2002 performance.

     PAUL B. INGREY

     Mr. Ingrey serves on our Board of Directors and as chairman and chief executive officer of Arch Re (Bermuda). His employment agreement currently provides for an annual base salary of $750,000. The annual base salary is subject to review annually for increase at the discretion of the Board. The target rate for the annual cash bonus is 100% of the annual base salary. Mr. Ingrey is eligible to receive annual cash bonuses and share-based awards at the discretion of our Board and to participate in our employee benefit programs. The initial term of his employment agreement ends on October 23, 2004, but we or Mr. Ingrey may terminate his employment at any time. The agreement will be automatically extended for additional one-year periods, unless we or Mr. Ingrey gives notice at least 60 days prior to the expiration of the original term or any extended term. The agreement provides that if the employment of Mr. Ingrey is terminated without cause or for good reason before October 23, 2004, he will be entitled to receive an amount equal to his annual base salary.

     Mr. Ingrey agreed that, during the employment period and for the period of two years after termination of employment, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. The non-competition period will be one year following termination if we terminate his employment without cause, he terminates for good reason or he gives notice of his intent not to extend his employment term in accordance with the employment agreement. In such case, we may extend the non-competition period to up to an additional six months following this one-year period if we pay his base salary for such additional six-month period. Mr. Ingrey also agreed that he will not, for a period of two years following termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

     On October 23, 2001, as inducements essential to his entering into an employment agreement, we granted Mr. Ingrey 422,407 restricted shares and options to purchase 422,407 common shares under our incentive plan. The options are exercisable at $20.00 per share and expire on October 23, 2011. For Mr. Ingrey, one-third of his options vested and became exercisable at the closing of the capital infusion, one-third became exercisable on October 23, 2002 and the remaining one-third will become exercisable on October 23, 2003. In the event that Mr. Ingrey's employment terminates due to his death or permanent disability, all of his options will immediately vest and become exercisable. In the event that Mr. Ingrey is terminated for cause, all of his options will cease to be exercisable and will be immediately forfeited. In the event that we terminate his employment other than for cause or he resigns for good reason, Mr. Ingrey's options will vest according to the schedule in the preceding paragraph and have a remaining term of three years following termination. In the event of termination for any other reason, all vested options held by Mr. Ingrey will remain exercisable for a period of 90 days from termination. To the extent that any of Mr. Ingrey's options have not vested at the time of his termination, the options will be forfeited.

     Mr. Ingrey's restricted shares will vest on October 23, 2004. In the event that Mr. Ingrey's employment terminates due to his death or permanent disability or his employment is terminated by us without cause or he resigns for good reason, all of his restricted shares will immediately vest. In the event that Mr. Ingrey's employment is terminated by us without cause or he resigns for good reason, his restricted shares will become fully transferable pursuant to the normal vesting schedule (except that, following such termination, he may sell an amount of shares to fund any income and employment taxes relating to the award). In the event of termination for any other reason, all restricted shares held by Mr. Ingrey will be forfeited.

     See "--Summary Compensation Table" for additional compensation information relating to Mr. Ingrey, including his bonus for 2002 performance.

     CONSTANTINE IORDANOU

     In January 2002, Mr. Iordanou was appointed to our Board of Directors and as chief executive officer of Arch Capital Group (U.S.) Inc. As chief executive officer of Arch Capital Group (U.S.) Inc., Mr. Iordanou is responsible for the general management and oversight of the U.S. insurance operations of Arch Capital Group (U.S.) Inc. and its affiliates. His employment agreement currently provides for an annual base salary of $1,000,000, which is subject to review annually for increase at the discretion of the Board. Mr. Iordanou is eligible to participate in an annual bonus plan on terms established from time to time and to participate in our employee benefit programs. The target rate for the annual cash bonus is 100% of his annual base salary. The initial term of Mr. Iordanou's employment agreement ends on January 1, 2007, but we or Mr. Iordanou may terminate his employment at any time. The agreement provides that it will be automatically extended for successive one-year periods after the initial five-year term unless either we or Mr. Iordanou gives at least 12 months notice of the intention not to renew.

     The agreement provides that if Mr. Iordanou's employment is terminated by his death, he will receive a prorated portion of his bonus that would have been paid for the year of his death and an amount equal to two times the sum of his base salary and target annual bonus payable in a lump sum. His agreement also provides that if his employment is terminated due to his permanent disability, he will receive a prorated portion of his bonus that would have been paid for the year in which he becomes disabled, as determined by the Board, and an amount equal to 40% of his base salary payable in monthly installments during the period of his disability extending through the time period provided for in the Company's disability plan. The agreement further provides that if we terminate Mr. Iordanou's employment without cause or he resigns for good reason, he will receive a prorated portion of his bonus that would have been paid for the year of his termination and an amount equal to two times the sum of his base salary and target annual bonus payable over an 18-month period in equal monthly installments. Mr. Iordanou's major medical insurance coverage benefits pursuant to his employment agreement shall continue for 18 months after the date of termination in the event that (1) his employment ends due to death or permanent disability, (2) he is terminated other than for cause or (3) he resigns for good reason (or until such time as he has major medical insurance coverage under the plan of another employer). The agreement also provides that if Mr. Iordanou's employment is terminated by the Company for cause or he resigns other than for good reason, he will receive his base salary through the date of termination.

     Mr. Iordanou has agreed that, during the employment period and for the period of 18 months after termination of employment, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. If we terminate Mr. Iordanou's employment without cause or he terminates for good reason, the term of his non-competition period will extend only as long as he is receiving benefits under the company's major medical insurance coverage. Further, Mr. Iordanou has agreed to extend the non-competition period for a period of 18 months in the event of termination due to the expiration of the five-year term of his agreement if he is paid an amount equal to two times his base salary and annual target bonus (payable in equal monthly installments over that period) and he remains covered by the company's major medical insurance plan. Mr. Iordanou also agreed that he will not, for an 18-month period following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

     As inducements essential to his entering into his employment agreement, as of January 1, 2002, we granted Mr. Iordanou, under our incentive plan, 106,383 restricted shares as a signing bonus, 325,000 additional restricted shares and options to purchase 425,000 common shares at an exercise price equal to $23.50 per share.

     Mr. Iordanou's options expire on January 1, 2012. One-third of his options vested and became exercisable on the date of grant; one-third became exercisable on January 1, 2003; and the remaining one-third will become exercisable on January 1, 2004. In the event that his employment terminates due to his death or permanent disability, all of Mr. Iordanou's options will immediately vest and become exercisable. In the event that Mr. Iordanou is terminated for cause, all of his options will cease to be exercisable and will be immediately forfeited. In the event that we terminate his employment other than for cause or he resigns for good reason, Mr. Iordanou's options will vest according to the schedule described above and have a remaining term of three years following termination. In the event of termination for any other reason, all vested options held by Mr. Iordanou will remain exercisable for a period of 90 days from termination. To the extent that any of Mr. Iordanou's options have not vested at the time of his termination, the options will be forfeited.

     The restricted shares Mr. Iordanou received as a signing bonus vested on December 31, 2002, and the remaining 325,000 of his restricted shares will vest on December 31, 2006. In the event that his employment terminates due to his death or permanent disability or his employment is terminated by the company without cause or he resigns for good reason, all of such 325,000 restricted shares will immediately vest. In the case of termination by the company without cause or resignation for good reason, however, such newly vested shares may not be transferred until December 31, 2006 (except that, following such termination, he may sell an amount of shares to fund any income and employment taxes relating to the award). In the event of termination for any other reason, all restricted shares held by Mr. Iordanou will be forfeited.

     See "--Summary Compensation Table" for additional compensation information relating to Mr. Iordanou, including his bonus for 2002 performance.

     DWIGHT R. EVANS

     Mr. Evans serves as president of Arch Re (Bermuda). His employment agreement currently provides for an annual base salary of $600,000. The annual base salary is subject to review annually for increase at the discretion of the Board. The target rate for the annual cash bonus is 100% of the annual base salary. Mr. Evans is eligible to receive annual cash bonuses and share-based awards at the discretion of our Board and to participate in our employee benefit programs. The initial term of his employment agreement ends on October 23, 2004, but we or Mr. Evans may terminate his employment at any time. The agreement will be automatically extended for additional one-year periods, unless we or Mr. Evans gives notice at least 60 days prior to the expiration of the original term or any extended term. The agreement provides that if the employment of Mr. Evans is terminated without cause or for good reason before October 23, 2004, he will be entitled to receive an amount equal to his annual base salary.

     Mr. Evans agreed that, during the employment period and for the period of two years after termination of employment, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. The non-competition period will be one year following termination if we terminate his employment without cause, he terminates for good reason or he gives notice of his intent not to extend his employment term in accordance with the employment agreement. In such case, we may extend the non-competition period to up to an additional six months following this one-year period if we pay his base salary for the additional six-month period. Mr. Evans also agreed that he will not, for a period of two years following termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

     On October 23, 2001, as inducements essential to his entering into employment agreements, we granted Mr. Evans 50,000 restricted shares and options to purchase 100,000 common shares under our incentive plan. The options are exercisable at $20.00 per share and expire on October 23, 2011. For Mr. Evans, one-third of his options vested and became exercisable at the closing of the capital infusion, one-third became exercisable on October 23, 2002 and the remaining one-third will become exercisable on October 23, 2003. If we terminate Mr. Evans without cause, his options will remain exercisable (to the extent then exercisable) for 90 days following termination of employment (but not beyond the term of the option). In the event that Mr. Evans ceases to be an employee due to death or permanent disability, all of his options will vest in full and remain exercisable for the remainder of the term of the option.

     Mr. Evans' restricted shares will vest on October 23, 2004. If Mr. Evans is terminated due to his death or permanent disability, the restricted shares granted to him will vest based upon the following schedule:

                                                                                     VESTED AMOUNT
                                                                                         UPON
     DATE OF TERMINATION                                                              TERMINATION
     -------------------                                                             -------------
     Prior to first anniversary of grant date..................................      1/3 of shares
     Prior to second anniversary of grant date, but after first anniversary
        of grant date..........................................................      2/3 of shares
     After second anniversary of grant date....................................      All shares

Any unvested shares held by Mr. Evans will be forfeited if he otherwise terminates his service with us. Further, in the event that Mr. Evans is terminated within two years after a change of control without cause or due to permanent disability or he terminates his employment for good reason, all of his restricted shares will vest immediately upon such termination.

     See "--Summary Compensation Table" and "--Option Grants in Last Fiscal Year" for additional compensation information relating to Mr. Evans, including his bonus for 2002 performance and an additional grant of 25,000 stock options made to him in June 2002.

     JOHN D. VOLLARO

     Mr. Vollaro has been appointed as our executive vice president, chief financial officer and treasurer. Mr. Vollaro's employment agreement currently provides for an annual base salary of $450,000. Mr. Vollaro is eligible to participate in an annual bonus plan on terms established from time to time by our Board and to participate in our employee benefit programs. The target rate for the annual bonus is 100% of his annual base salary. The term of his employment agreement ends on January 18, 2005, but we or Mr. Vollaro may terminate his employment at any time. The agreement provides that it will be automatically extended for successive one-year periods after the initial three-year term unless either we or Mr. Vollaro gives at least 60 days notice of the intention not to renew.

     The agreement provides that if Mr. Vollaro's employment is terminated without cause or for good reason before January 18, 2005, he will be entitled to receive an amount equal to the greater of (1) 18 months of his base salary and
(2) the total remaining base salary which would have been paid for the remainder of his employment term (payable in equal monthly installments commencing on the first month anniversary of the date of termination). The agreement also provides that if Mr. Vollaro's employment is terminated for cause, as a result of his resignation or leaving employment other than for good reason, as a result of death or permanent disability, or by written notice of the intention not to renew the agreement by us or Mr. Vollaro, he will be entitled to receive solely his base salary through the date of termination. The agreement further provides that if Mr. Vollaro's employment is terminated by reason of death or permanent disability, he will also be entitled to receive his annual bonus prorated through the date of termination, provided that such bonus will not be less than the average annual bonus received for the preceding three years; and, if he has not received bonuses for three years, he will receive a prorated portion of the average of the bonuses received, if any, but not less than a prorated portion of 90% of his base salary.

     Mr. Vollaro has agreed that, during the employment period and for a period of two years after termination of employment for cause or as a result of his resignation or leaving employment other than for good reason, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. If we terminate Mr. Vollaro's employment without cause or he terminates for good reason, the term of his non-competition period will extend only as long as he is receiving his severance payments and benefits under our major medical insurance coverage. Further, Mr. Vollaro has agreed to a non-competition period of two years if his termination results from notice of the intent not to renew the agreement by us or Mr. Vollaro, and we agree in writing to pay him the sum of his annual base salary and target annual bonus for such period, payable in monthly installments over such period. Mr. Vollaro also agreed that he will not, for a period of two years following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

     As inducements essential to his entering into his employment agreement, on January 18, 2002, we granted Mr. Vollaro 50,000 restricted shares and options to purchase 85,000 common shares at an exercise price of $25.30 per share under our incentive plan. Mr. Vollaro's 85,000 options expire on January 18, 2012. One-third of his options vested and became exercisable on the date of grant; one-third became exercisable on January 18, 2003; and the remaining one-third will become exercisable on January 18, 2004. In the event that his employment terminates due to his death or permanent disability, all of Mr. Vollaro's options will immediately vest and become exercisable. In the event that Mr. Vollaro is terminated for cause, all of his options will cease to be exercisable and will be immediately forfeited. In the event of termination for any other reason, all vested options held by Mr. Vollaro will remain exercisable for a period of 90 days from termination. To the extent that any of Mr. Vollaro's options have not vested at the time of his termination, the options will be forfeited.

     Mr. Vollaro's restricted shares will vest on January 18, 2007. In the event that his employment is terminated by ACGL without cause or he resigns for good reason, or if his employment terminates due to written notice by us of the intent not to extend his employment contract, a pro rata number of restricted shares subject to the award will vest in full on the date of termination, determined by multiplying the total number of restricted shares subject to the award by a fraction, the numerator of which is the number of months or part of a month elapsed since January 18, 2002 and the denominator of which is 60. In the case of termination by us without cause or resignation by Mr. Vollaro for good reason, however, the newly vested shares may not be transferred until January 18, 2007 (except that, following such termination, he may sell an amount of shares to fund any income and employment taxes relating to the award). In the event that, (1) Mr. Vollaro's employment terminates due his death or permanent disability or (2) within two years following a change of control of ACGL, Mr. Vollaro's employment is terminated by us without cause or he resigns for good reason, all of his restricted shares will immediately vest. In the event of termination for any other reason, all restricted shares held by Mr. Vollaro will be forfeited.

     See "--Summary Compensation Table" for additional compensation information relating to Mr. Vollaro, including his bonus for 2002 performance.

CHANGE IN CONTROL ARRANGEMENTS

     In May 2000 we sold our prior reinsurance operations to Folksamerica Reinsurance Company. That sale constituted a change in control for purposes of our prior change in control arrangements. Under these arrangements, all unvested stock options and restricted shares held by our employees and the members of our Board of Directors (other than Mr. Clements) held in May 2000 vested in connection with the asset sale. In addition, upon the closing of the asset sale, Mr. Appel received a payment of $1,476,563, and a prorated portion of his target annual bonus in the amount of $96,823. In addition, Robert Clements, chairman of our Board, received a special bonus of $300,000 upon the consummation of the asset sale.

DIRECTOR COMPENSATION

     Each non-employee member of our Board of Directors is entitled to receive an annual cash retainer fee in the amount of $25,000. Each such director is entitled, at his option, to receive this retainer fee in the form of common shares instead of cash. If so elected, the number of shares distributed to the non-employee director would be equal to 120% of the amount of the annual retainer fee otherwise payable divided by the fair market value of our common shares. Each non-employee director also receives a meeting fee of $1,000 for each Board or committee meeting attended. In addition, each non-employee director serving as chairman of the (1) executive committee or compensation committee received an annual fee of $3,000 and (2) audit committee received an annual fee of $5,000. All non-employee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees. Directors who are also employees of ACGL or its subsidiaries receive no cash compensation for serving as directors or as members of Board committees.

     Pursuant to our long-term incentive and share award plans, upon joining the Board, each non-employee director received an option to purchase 300 common shares at an exercise price per share equal to the then market price of a common share. Our plans also provide for automatic annual grants to non-employee directors of options to purchase common shares on January 1 of each year. The amount of shares covered by this annual grant is 1,500 shares.

     In addition, in connection with the capital infusion in November 2001, each current director of the Company (other than Messrs. Clements and Appel), and Mr. Ian Heap, who resigned from the Board in 2001, were granted options to purchase 15,000 common shares at an exercise price of $20.00 per share. These options vested upon grant and expire on October 23, 2011.

     ROBERT CLEMENTS

     Mr. Clements, our chairman, was granted a total of 1,689,629 restricted shares in connection with the November 2001 capital infusion. Of this total, 1,668,157 restricted shares were granted on October 23, 2001 and 21,472 restricted shares were granted on November 19, 2001. These restricted shares were initially scheduled to vest in five equal annual installments commencing on October 23, 2002. During 2002, our Board of Directors accelerated the vesting terms of these shares as follows: 60% of the shares vested on October 23, 2002 and the balance of the shares will vest in two equal amounts on October 23, 2003 and October 23, 2004. If Mr. Clements' service as chairman is terminated by us or is not continued by us for any reason, or his service terminates due to his death or permanent disability, the restricted shares will vest in full upon such termination of service. Any unvested shares will be forfeited if Mr. Clements otherwise terminates his service with us. In addition, Mr. Clements has agreed that, in the event his service is terminated by us prior to the fifth anniversary of the date of grant, he will not compete with us during the period ending on the later of such fifth anniversary or one year following such termination of service.

     In connection with these transactions, we entered into a retention agreement with Mr. Clements, which replaced our existing retention and change in control agreement with Mr. Clements. Under the retention agreement, he will continue to receive compensation at an annual rate equal to one-half of the salary of ACGL's chief executive officer. For 2002, under this formula, he received payment in the form of 7,282 restricted shares, which vested on January 1, 2003. For 2003, Mr. Clements will receive payment in the form of cash instead of restricted shares. Mr. Clements will continue to be eligible to receive a cash bonus at the discretion of the compensation committee. If Mr. Clements' service as chairman of our Board is terminated for any reason, he will be entitled to receive an amount equal to a prorated portion of his compensation for that year. Mr. Clements agreed that, for a period of one year after termination of service, he will not induce or attempt to induce any of our employees to leave his or her position with us. In connection with these arrangements, Mr. Clements waived his right to receive any non-employee director compensation.

     In addition, a subsidiary of ACGL made a loan to Mr. Clements used by him to pay income and self employment taxes, which loan was repaid in full by Mr. Clements in November 2002. See "Certain Relationships and Related Transactions."

     JOHN M. PASQUESI

     Mr. Pasquesi has been appointed our executive vice chairman. Mr. Pasquesi's employment agreement provides for an annual base salary of $30,000. The term of the employment agreement ends on October 24, 2003, but we or Mr. Pasquesi may terminate his employment at any time. The agreement provides that if Mr. Pasquesi's employment is terminated without cause or for good reason before October 24, 2003, he will be entitled to receive an amount equal to six months of his monthly base salary, reduced by amounts he receives from other employment or self employment during such period. As one of our executive officers, he is not entitled to any additional compensation for his service as a director. Mr. Pasquesi agreed that he will not, for a period of two years following termination of employment, induce or attempt to induce any of our employees to leave his or her position with us.

     On October 23, 2001, as an inducement essential to his entering into the employment agreement, we granted Mr. Pasquesi options under our incentive plan to purchase 375,473 common shares at an exercise price of $20.00 per share. These options will vest on October 23, 2003 and expire on October 23, 2011. If Mr. Pasquesi's employment is terminated without cause or for good reason or due to his death or permanent disability, these options will vest and be exercisable for the remainder of the option period. If he terminates his employment without good reason or his employment is terminated by us with cause, his unvested options will be forfeited, and his vested options, to the extent then exercisable, may be exercised for the remainder of the option period. In addition, on October 23, 2001, in consideration for his providing structuring and advisory services to us in connection with the capital infusion, we granted Mr. Pasquesi options to purchase 750,946 common shares at an exercise price of $20.00 per share. These options vested upon grant and expire on October 23, 2011.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The compensation committee of our Board of Directors is responsible for developing and making recommendations to the Board with respect to all matters related to the compensation of our executive officers and establishing overall compensation policies for our employees. The following report summarizes our current compensation policies.

     COMPENSATION PHILOSOPHY

     Our compensation program is designed to attract and retain executives who will contribute to our long-term success, to reward executives for achieving both our short and long-term strategic goals, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions and our performance.

     The principal components of our compensation program are base salary, annual performance bonus and share-based incentives. In determining the amount and form of executive compensation, the compensation committee considers the competitive market for senior executives, the executive's role in achieving our business objectives and our overall performance. As the executive's level of responsibility increases, a greater portion of potential total compensation opportunity may be based on corporate performance.

     BASE SALARY

     Base salaries reflect individual positions, responsibilities, experience and potential contribution to our success. Actual salaries vary according to the compensation committee's subjective assessment of a number of factors in its review of base salaries of executives. The compensation committee will periodically evaluate each individual's job responsibilities and related compensation, and compare cash compensation practices to peer groups and other relevant compensation data to ensure that our compensation structure is consistent with its compensation philosophy. Base salary increases are based on individual and corporate performance and may reflect market and cost-of-living increases.

     ANNUAL PERFORMANCE BONUS

     Annual bonuses are based on corporate performance for the prior year and an evaluation of each employee's respective contribution to our performance. As an employee's responsibilities increase, the portion of his or her bonus that is dependent on corporate performance increases.

     Target performance bonus opportunities are generally established for all employees (other than the president of ACGL) upon the commencement of employment and are periodically reviewed by the compensation committee. An individual's target performance bonus opportunity is expressed as a percentage of base salary. For each employee, his or her target is an approximation of the bonus payment that may be paid if performance goals and other expectations are attained by both the employee and the company as a whole.

     We have established an incentive compensation plan in order to provide our employees with an opportunity to earn annual bonus compensation as an incentive and reward for their efforts to achieve our financial and strategic objectives. The plan combines two sets of performance measures: (1) a qualitative judgment about progress and performance each year based on a number of factors, including the management plan for such year and non-prescribed measures ("Target Bonus Approach"), and (2) a quantitative, formula-based measure ("Formula Approach").

     For 2002, the Target Bonus Approach was applied to Messrs. Appel, Ingrey, Iordanou and Vollaro, as well as all executives included in our insurance segment. Under the Target Bonus Approach, performance is judged against the achievement of the strategic and financial objectives contained in the applicable management plan submitted to the Board for the year, peer group performance and other measures deemed applicable by the compensation committee. At the individual level, actual performance bonuses for each participant reflects both individual and segment performance. All performance assessments include both objective and subjective elements. For 2002, there was no predetermined weight given to specific performance criteria. Rather, the compensation committee's evaluation involved a subjective balancing of the various measures of performance.

     For 2002, the Formula Approach was applied to Mr. Evans and all executives included in our reinsurance segment (other than Mr. Ingrey). Under the Formula Approach, a bonus pool was established for our reinsurance segment based on the 2002 underwriting year performance. Under the plan, the 2002 underwriting year bonus pool will be recalculated annually, and any resultant payments will be made to the participants, over a 10-year development period.

     For 2002, a significant portion of the bonus amounts for Messrs. Appel, Iordanou, Evans and Vollaro were paid in the form of restricted common shares, which vest in four equal annual installments commencing on February 20, 2003. We believe that share-based awards are a particularly important component of compensation that correlates long-term individual motivation and reward to our performance, as described below.

     LONG-TERM INCENTIVE COMPENSATION

     Our share-based compensation is designed to align the interests of executives and shareholders by providing value to the executive as the share price increases. Due to the variability of the share price, stock options, restricted shares and other share-based awards, which comprise a significant portion of executive compensation, are dependent upon our overall results and how we are perceived by our shareholders and the marketplace. Generally, options awarded to executives are granted at 100% of the market value of the shares on the date of grant and become exercisable or vest over a prescribed period, motivating executives to remain with us and sustain high corporate performance in order to increase the value of such awards.

     Share-based compensation grant levels and awards are reviewed and determined by the compensation committee periodically. Grants of share-based compensation are determined on the basis of a number of factors, including (1) both corporate and individual performance, (2) competitive total compensation and long-term incentive grant levels as determined in the market and (3) our share ownership objectives.

     Share-based awards granted to the named executive officers during 2002 are summarized under the captions "--Summary Compensation Table," "--Option Grants in Last Fiscal Year" and "--CEO Compensation." See also "--Employment Arrangements."

     CEO COMPENSATION

     During 2002, the annual base salary of Peter Appel, our president and chief executive officer, was increased from $375,000 to $500,000. For 2002 performance, he also received a bonus of $625,000, of which $375,000 was paid in cash and $250,000 was paid in the form of restricted shares, which vest in four equal installments commencing February 2003. In determining Mr. Appel's total compensation, the quantitative and qualitative criteria described above were applied. See "--Summary Compensation Table" and "--Employment Arrangements."

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Code generally limits the deductible amount of annual compensation paid to the chief executive officer and four other most highly compensated executive officers to no more than $1,000,000 each. Since ACGL will not generally be subject to United States income tax, the limitation on deductibility will not directly apply to it. However, the limitation would apply to a United States subsidiary of ACGL if it employs the chief executive officer or one of the four other most highly compensated executive officers. Qualified performance-based compensation will be excluded from the $1,000,000 limitation on deductibility. Our policy is to qualify, to the extent reasonable, our executive officers' compensation for deductibility under applicable tax laws. However, the compensation committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the compensation committee recognizes that the loss of a tax deduction could be necessary in some circumstances due to the restrictions of Section 162(m).

The compensation committee will review tax consequences as well as other relevant considerations in connection with compensation decisions.

                                    COMPENSATION COMMITTEE
                                    JOHN L. BUNCE, Jr. (CHAIRMAN)
                                    KEWSONG LEE
                                    JAMES J. MEENAGHAN
                                    ROBERT F. WORKS

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on our common shares for each of the last five years through December 31, 2002 to the cumulative total return, assuming reinvestment of dividends, of (1) Standard & Poor's ("S&P") 500 Composite Stock Index ("S&P 500 Index") and (2) the S&P 500 Property & Casualty Insurance Index. The share price performance presented below is not necessarily indicative of future results.

                   CUMULATIVE TOTAL SHAREHOLDER RETURN (1)(2)

[CHART]

                                                      BASE
                                                     PERIOD
     COMPANY NAME/INDEX                             12/31/97    12/31/98    12/31/99   12/31/00   12/31/01   12/31/02
     ----------------------------------------------------------------------------------------------------------------
-    ARCH CAPITAL GROUP LTD.                        $ 100.00    $  97.75    $  56.74   $  67.42   $ 115.73   $ 140.09
-    S&P 500 INDEX                                  $ 100.00    $ 128.58    $ 155.63   $ 141.46   $ 124.65   $  97.10
-    S&P 500 PROPERTY & CASUALTY INSURANCE          $ 100.00    $  93.37    $  69.57   $ 108.42   $  99.72   $  88.73
     INDEX

(1)     Stock price appreciation plus dividends.
(2) The above graph assumes that the value of the investment was $100 on December 31, 1997. The closing price for our common shares on December 31, 2002 (i.e., the last trading day in 2002) was $31.17.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information available to us as of April 1, 2003 with respect to the ownership of our voting shares by (1) each person known to us to be the beneficial owner of more than 5% of any class of our outstanding voting shares, (2) each director and named executive officer of ACGL and (3) all of the directors and executive officers of ACGL as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Please note that this table addresses ownership of voting shares; it does not address the voting power of those shares, which, in some cases, is different than the percentage set forth below.

                                         COMMON SHARES
---------------------------------------------------------------------------------------------
                                               (A)                  (B)
                                           NUMBER OF            RULE 13d-3          (C)
                                         COMMON SHARES          PERCENTAGE      FULLY-DILUTED
                                       BENEFICIALLY OWNED        OWNERSHIP       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER           (1)                  (1)              (2)
------------------------------------   ------------------       ----------      -------------
Warburg Pincus (3)..................           22,914,515             46.9%              31.6%
  c/o 466 Lexington Avenue
  New York, New York 10017

H&F Corporate Investors IV
  (Bermuda), Ltd. (4)...............           14,353,532             35.3               19.8
  c/o A.S.&K. Services Ltd.
  41 Cedar Avenue
  Hamilton HM 12 Bermuda

BAMCO Inc.(5).......................            3,076,200             11.0                4.2
  767 Fifth Avenue
  New York, New York 10153

Insurance Private Equity Investors,
  L.L.C. (6)........................            2,828,454              9.3                3.9
  3003 Summer Street
  Stamford, CT 06905

Steinberg Priest & Sloane (7).......            2,256,827              8.1                3.1
  12 East 49th Street
  New York, New York 10017

Third Avenue Management LLC (8).....            2,246,616              8.0                3.1
  767 Third Avenue
  New York, New York 10017

Farallon Partners, L.L.C. (9).......            2,204,025              7.5                3.0
  One Maritime Plaza
  Suite 1325
  San Francisco, CA 94111

Wellington Management
  Company, LLP (10).................            1,829,880              6.5                2.5
  75 State Street
  Boston, Massachusetts 02109

Robert Clements (11)................            1,874,046              6.6                2.6

Peter A. Appel (12).................              886,015              3.1                1.2

Paul B. Ingrey (13).................              810,098              2.9                1.3

                                         COMMON SHARES
---------------------------------------------------------------------------------------------
                                               (A)                  (B)
                                           NUMBER OF            RULE 13d-3          (C)
                                         COMMON SHARES          PERCENTAGE      FULLY-DILUTED
                                       BENEFICIALLY OWNED        OWNERSHIP       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER           (1)                  (1)              (2)
------------------------------------   ------------------       ----------      -------------
Constantine Iordanou (14)...........              667,825              2.4                1.1

Dwight R. Evans (15)................              152,397                 *                  *

John D. Vollaro (16)................              114,017                 *                  *

John M. Pasquesi (17)...............            1,175,214              4.0                2.1

Wolfe "Bill" H. Bragin (18).........                  100                 *                  *

John L. Bunce, Jr. (19).............           14,353,532             35.2               19.8

Robert Glanville (20)...............                1,451                 *                  *

Kewsong Lee (21)....................           22,914,515             46.9               31.6

James J. Meenaghan (22).............               19,687                 *                  *

David R. Tunnell (23)...............           14,353,532             35.2               19.8

Robert F. Works (24)................               26,546                 *                  *

All directors and ex.cutive officers
  (16 persons) (25).................           43,134,931             67.3%              60.6%

                                   SERIES A CONVERTIBLE PREFERENCE SHARES
----------------------------------------------------------------------------------------------------
                                                  NUMBER OF PREFERENCE
              NAME AND ADDRESS OF                        SHARES                   RULE 13d-3
               BENEFICIAL OWNER                  BENEFICIALLY OWNED (26)   PERCENTAGE OWNERSHIP (26)
--------------------------------------------     -----------------------   -------------------------
Warburg Pincus (3)..........................                  20,906,560                        53.8%

H&F Corporate Investors IV (Bermuda),
  Ltd. (4)..................................                  12,745,820                        32.8

Insurance Private Equity Investors,
  L.L.C. (6)................................                   2,581,057                         6.6

Robert Clements (11)........................                     103,242                            *

Peter A. Appel (12).........................                      51,621                            *

Paul B. Ingrey (13).........................                     103,242                            *

Constantine Iordanou........................                           0                           0

Dwight R. Evans (15)........................                      20,648                            *

John D. Vollaro.............................                           0                           0

John M. Pasquesi (17).......................                     387,158                         1.0

Wolfe "Bill" H. Bragin......................                           0                           0

John L. Bunce, Jr. (19).....................                  12,745,820                        32.8

Robert Glanville...........................                            0                           0

Kewsong Lee (21)............................                  20,906,560                        53.8

                                   SERIES A CONVERTIBLE PREFERENCE SHARES
----------------------------------------------------------------------------------------------------
                                                  NUMBER OF PREFERENCE
              NAME AND ADDRESS OF                        SHARES                   RULE 13d-3
               BENEFICIAL OWNER                  BENEFICIALLY OWNED (26)   PERCENTAGE OWNERSHIP (26)
--------------------------------------------     -----------------------   -------------------------
James J. Meenaghan..........................                           0                           0

David R. Tunnell (23)......................                   12,745,820                        32.8

Robert F. Works.............................                           0                           0

All directors and executive officers
  (16 persons) (25).......................                    34,318,291                        88.3%

----------
*       Denotes beneficial ownership of less than 1.0%.

(1) Pursuant to Rule 13d-3 promulgated under the Exchange Act, amounts shown include common shares that may be acquired by a person within 60 days of April 1, 2003. Therefore, column (B) has been computed based on (a) 27,977,277 common shares actually outstanding as of April 1, 2003 and
        (b) common shares that may be acquired within 60 days of April 1, 2003 upon the exercise of options and warrants and conversion of preference shares held only by the person whose Rule 13d-3 Percentage Ownership of common shares is being computed. Each preference share is convertible into one common share, subject to adjustments. The preference shares are mandatorily convertible under certain circumstances. The purchase price for the preference shares is subject to certain adjustments, which may result in the issuance of additional preference shares to the purchasers. For a description of the adjustments, please refer to our Subscription Agreement, filed as an exhibit to our 2002 Annual Report.

(2) Amounts shown under column (C) in the above table have been computed based on (a) 27,977,277 common shares actually outstanding as of April 1, 2003, (b) common shares that may be acquired upon the exercise of all outstanding options and warrants and conversion of all preference shares, whether or not such options and warrants are exercisable within 60 days held by all persons, and (c) 17,668 restricted common share units. As of April 1, 2003, there were outstanding (i) class B warrants to purchase an aggregate of 150,000 common shares, (ii) options to purchase an aggregate of 5,508,911 common shares and (iii) 38,844,665 preference shares. The class B warrants are currently exercisable at $20 per share and expire on September 19, 2005. See note (1) for a description of the preference shares.

(3) The security holders are Warburg Pincus (Bermuda) Private Equity VIII, L.P. ("WP VIII Bermuda"), Warburg Pincus (Bermuda) International Partners, L.P. ("WPIP Bermuda"), Warburg Pincus Netherlands International Partners I, C.V. ("WPIP Netherlands I") and Warburg Pincus Netherlands International Partners II, C.V. ("WPIP Netherlands II"). Warburg Pincus (Bermuda) Private Equity Ltd. ("WP VIII Bermuda Ltd.") is the sole general partner of WP VIII Bermuda. Warburg Pincus (Bermuda) International Ltd. ("WPIP Bermuda Ltd.") is the sole general partner of WPIP Bermuda. Warburg, Pincus & Co. ("WP") is the sole general partner of WPIP Netherlands I and WPIP Netherlands II. WP VIII Bermuda, WPIP Bermuda, WPIP Netherlands I and WPIP Netherlands II are managed by Warburg Pincus LLC ("WP LLC"). The foregoing is based on a Schedule 13D dated December 18, 2002 and filed with the SEC by these entities. Amounts in columns (A), (B) and (C) reflect (a) common shares issuable upon conversion of preference shares issued under the Subscription Agreement, (b) 2,337 common shares owned by Mr. Lee for the benefit of these entities and (c) 1,700 common shares issuable upon exercise of currently exercisable options held by Mr. Lee for the benefit of these entities.

(4) The security holders are HFCP IV (Bermuda), L.P. ("HFCP IV Bermuda"), H&F International Partners IV-A (Bermuda), L.P. ("HFIP IV-A Bermuda"), H&F International Partners IV-B (Bermuda), L.P. ("HFIP IV-B Bermuda") and H&F Executive Fund IV (Bermuda), L.P. ("HFEF Bermuda," and together with HFCP IV Bermuda, HFIP IV-A Bermuda and HFIP IV-B Bermuda, the "H&F Funds"). H&F Investors IV (Bermuda), L.P. ("HFI IV Bermuda") is the sole general partner of the H&F Funds. H&F Corporate Investors IV (Bermuda) Ltd. ("HFCI Bermuda") is the sole general partner of HFI IV Bermuda. HFI IV Bermuda may be deemed to control the H&F Funds. The foregoing is based on a Schedule 13D and a Form 4 dated March 3, 2003 and December 18, 2002, respectively, and filed with the SEC. Amounts in columns (A), (B) and
        (C) reflect (a) common shares issuable upon conversion of preference shares issued under the Subscription Agreement, (b) 3,688 common shares owned by Messrs. Bunce and Tunnell for the benefit of these entities and
        (c) 1,800 common shares issuable upon exercise of currently exercisable options held by Messrs. Bunce and Tunnell for the benefit of these entities.

(5) Based upon a Schedule 13G dated February 13, 2003, filed with the SEC jointly by Baron Capital Group, Inc. ("BCG"), BAMCO, Inc. ("BAMCO"), Baron Capital Management, Inc. ("BCM") and Ronald Baron. In the Schedule 13G, BAMCO reported that BCG and Ronald Baron are parent holding companies, and that BAMCO and BCM are each investment advisors. In addition, the Schedule 13G reported that (i) BCG has sole voting and dispositive power with respect to 65,000 common shares, (ii) BAMCO has shared voting and dispositive power with respect to 1,131,400 common shares, (iii) BCM has sole voting power with respect to 65,000 common shares, shared voting power with respect to 341,700 common shares, sole dispositive power with respect to 65,000 common shares and shared dispositve power with respect to 341,700 common shares and (iv) Ronald Baron has sole voting power with respect to 65,000 common shares, shared voting power with respect to 1,473,100 common shares, sole dispositive power with respect to 65,000 shares and shared dispositive power with respect to 1,538,100 common shares.

(6) Insurance Private Equity Investors, L.L.C. ("Insurance") is a wholly owned subsidiary of General Electric Pension Trust ("GEPT"), which is an employee benefit plan for the benefit of employees of General Electric Company ("GE"). GE Asset Management Incorporated ("GEAM"), a wholly owned subsidiary of GE, acts as manager of Insurance and as investment manager of GEPT. Insurance, GEPT and GEAM may be deemed to share beneficial ownership. Excludes securities held by Orbital Holdings, Ltd., which is an indirect wholly owned subsidiary of GE, as to which Insurance, GEPT and GEAM disclaim beneficial ownership. Based on a
        Schedule 13D dated February 24, 2003 and filed with the SEC by these entities. Amounts in columns (A), (B) and (C) reflect common shares issuable upon conversion of preference shares under the Subscription Agreement.

(7) Based upon a Schedule 13G dated February 13, 2003, filed with the SEC by Steinberg Priest & Sloane ("SPS"), an investment advisor. In the
        Schedule 13G, SPS reported that it has sole voting power with respect to 698,694 common shares and sole dispositive power with respect to 2,256,827 common shares.

(8) Based upon a Schedule 13G dated January 29, 2003, filed with the SEC by Third Avenue Management LLC ("TAM"), an investment advisor. In the
        Schedule 13G, TAM reported that it has sole voting power with respect to 2,159,241 common shares and sole dispositive power with respect to 2,246,616 common shares. The Schedule 13G also indicates that the former name of TAM is EQSF Advisers Inc.

(9)     Based upon additional publicly available information, as well as a
        Schedule 13D dated September 6, 2002 filed with the SEC jointly by Andrew B. Fremder, David I. Cohen, Enrique H. Boilini, Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Partners, L.P., Farallon Partners, L.P., Joseph F. Downes, Mark C. Wehrly, Monica R. Landry, Richard B. Fried, RR Capital Partners, L.P., Stephen L. Millham, Thomas F. Steyer, Tinicum Partners, L.P., William F. Duhamel, and William F. Mellin. Farallon Partners, L.L.C. is the sole general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. and RR Capital Partners, L.P. Amounts in columns (A), (B) and (C) reflect common shares issuable upon conversion of preference issued under the Subscription Agreement. The Schedule 13D also reports that the managing members of Farallon Partners, L.L.C. are Andrew B. Fremder, David I. Cohen, Enrique H. Boilini, Joseph F. Downes, Mark C. Wehrly, Monica R. Landry, Richard B. Fried, Stephen L. Millham, Thomas F. Steyer, William F. Duhamel and William F. Mellin.

(10) Based upon a Schedule 13G dated February 12, 2003, filed with the SEC by Wellington Management Company, LLP ("WMC"), an investment advisor. In the Schedule 13G, WMC reported that it does not have sole voting or dispositive power with respect to any of its reported common shares. The Schedule 13D also indicates that all reported common shares are held of record by clients of WMC.

(11) Amounts in columns (A), (B) and (C) reflect (a) 1,135,800 common shares, 32,198 common shares issuable upon exercise of class B warrants and 107,125 common shares issuable upon exercise of currently exercisable options owned directly by Mr. Clements, (b) 259,766 common shares and 18,698 common shares issuable upon exercise of class B warrants owned directly by the spouse of Mr. Clements, (c) 48,512 common shares and 56,302 common shares issuable upon exercise of class B warrants owned by a grantor retained annuity trust ("GRAT") established for the benefit of the children of Mr. Clements, (d) 109,678 common shares directly held by Taracay Investors ("Taracay"), which is a general partnership, the general partners of which consist of Mr. Clements and members of his family and the managing partner of which is Mr. Clements, and (e) 2,725 common shares acquired from the exercise of class A warrants and 103,242 preference shares acquired directly by Sound View Partners, L.P. ("Sound View") as part of the November 2001 capital infusion. Sound View is a limited partnership, the general partners of which are Mr. Clements and his spouse. Taracay owns approximately 50% of Sound View. Mr. Clements disclaims beneficial ownership of (a) all securities owned directly by his spouse, (b) approximately 97% of the securities owned directly by Taracay, which represents the ownership percentage of Taracay by Taracay partners other than Mr. Clements, and (c) approximately 98% of the securities directly owned by Sound View, which represents the ownership percentage of Sound View by Sound View partners other than Mr. Clements, but excluding that portion of Sound View held by Taracay to the extent of Mr. Clements' ownership of Taracay stated above in this note (11).

(12) Amounts in columns (A), (B) and (C) reflect (a) 146,187 common shares owned directly by Mr. Appel, (b) 688,207 common shares issuable upon exercise of currently exercisable options and (c) common shares issuable upon conversion of preference shares.

(13) Amounts in columns (A) and (B) reflect (a) 425,252 common shares owned directly by Mr. Ingrey (including 422,407 restricted shares, which are subject to vesting), (b) 281,604 common shares issuable upon exercise of currently exercisable options and (c) common shares issuable upon conversion of preference shares. The amount in column (C) includes 140,803 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days of the date hereof.

(14) Amounts in columns (A) and (B) reflect (a) 325,000 common shares owned directly by Mr. Iordanou (including 431,383 restricted shares, which are subject to vesting), (b) 283,333 common shares issuable upon exercise of currently exercisable options and (c) 4,200 common shares owned directly by Mr. Iordanou's children. The amount in column (C) includes
        (i) 141,667 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days of the date hereof and (ii) 17,668 restricted common share units (13,251 of which are subject to vesting), which will be settled in common shares of ACGL upon termination of Mr. Iordanou's employment. Mr. Iordanou disclaims beneficial ownership of all shares owned by his children.

(15) Amounts in columns (A) and (B) reflect (a) 56,749 common shares owned directly by Mr. Evans (including 53,578 restricted shares, which are subject to vesting), (b) 75,000 common shares issuable upon exercise of currently exercisable options and (c) common shares issuable upon conversion of preference shares. The amount in column (C) includes 50,000 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days of the date hereof.

(16) Amounts in columns (A) and (B) reflect (a) 57,350 common shares owned directly by Mr. Vollaro (including 55,512 restricted shares, which are subject to vesting) and (b) 56,667 common shares issuable upon exercise of currently exercisable options. The amount in column (C) includes 28,333 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days hereof.

(17) Amounts in columns (A) and (B) reflect (a) 37,110 common shares owned directly by Otter Capital, LLC, for which Mr. Pasquesi serves as the managing member, (b) 750,946 common shares issuable upon exercise of currently exercisable options and (b) common shares issuable upon conversion of preference shares. The amount in column (C) includes 375,473 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days of the date hereof.

(18) Amounts in columns (A) and (B) reflect 100 common shares issuable upon exercise of currently exercisable options. The amount in column (C) includes 1,700 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days of the date hereof.

(19) Amounts in all columns reflect securities held by or for the benefit of the entities listed in note (4). Mr. Bunce is a member of an investment committee of HFCI Bermuda which has investment discretion over the securities held by the H&F Funds. Mr. Bunce is a 9.9% shareholder of HFCI Bermuda. All shares indicated as owned by Mr. Bunce are included because he is a member of our Board and is affiliated with HFCI Bermuda. Mr. Bunce may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by the H&F Funds. Mr. Bunce disclaims beneficial ownership of all shares owned by the H&F Funds, except to the extent of his indirect pecuniary interest in the issuer held through the H&F Funds. Based on a Form 4 dated March 4, 2003 filed with the SEC by Mr. Bunce.

(20) Amounts reflect securities held by or for the benefit of the entities listed in note (3). Amounts in columns (A) and (B) reflect 1,351 common shares owned directly by Mr. Glanville and 100 common shares issuable upon exercise of currently exercisable options. The amount in column (C) includes 1,700 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days of the date hereof.

(21) Amounts reflect securities held by or for the benefit of the entities listed in note (3). Mr. Lee is a general partner of WP, a managing director and member of WP LLC and a beneficial owner of certain shares of capital stock of WP VIII Bermuda Ltd. and WPIP Bermuda Ltd. All shares indicated as owned by Mr. Lee are included because he is a member of our Board and is affiliated with these Warburg Pincus entities. Mr. Lee may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares owned by WP VIII Bermuda, WPIP Bermuda, WPIP Netherlands I and WPIP Netherlands II. Mr. Lee disclaims beneficial ownership of all shares owned by these Warburg Pincus entities.

(22) Amounts in columns (A) and (B) reflect 2,887 common shares owned directly by Mr. Meenaghan and 16,800 common shares issuable upon exercise of currently exercisable options. The amount in column (C) includes 1,500 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days of the date hereof.

(23) Amounts in all columns reflect securities held by or for the benefit of the entities listed in note (4). Mr. Tunnell is a member of an investment committee of HFCI Bermuda which has investment discretion over the securities held by the H&F Funds. Mr. Tunnell is a 5.45% shareholder of HFCI Bermuda. All shares indicated as owned by Mr. Tunnell are included because he is a member of our Board and is affiliated with HFCI Bermuda. Mr. Tunnell may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by the H&F Funds. Mr. Tunnell disclaims beneficial ownership of all shares owned by the H&F Funds, except to the extent of his indirect pecuniary interest in the issuer held through the H&F Funds.

(24) Amounts in columns (A) and (B) reflect 6,746 common shares owned directly by Mr. Works and 19,800 common shares issuable upon exercise of currently exercisable options. The amount in column (C) includes 1,500 common shares issuable upon exercise of stock options that are not currently exercisable within 60 days hereof.

(25) Includes an aggregate of 139,488 common shares, including common shares issuable upon exercise of currently exercisable stock options beneficially owned by two executive officers of subsidiaries of ACGL who are not directors of ACGL. Such executive officers do not own any preference shares.

(26) Under the Subscription Agreement, the purchase price for the preference shares is subject to certain adjustments, which may result in the issuance of additional preference shares to the purchasers. For a description of the adjustments, please refer to our Subscription Agreement, filed as an exhibit to our 2002 Annual Report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PURCHASE PRICE ADJUSTMENT AND PAYMENT OF CERTAIN FEES

     In November 2001, a group of investors led by the Warburg Pincus funds and the Hellman & Friedman funds invested an aggregate of $750.0 million in cash in our equity securities, including our series A convertible preference shares and class A warrants. Certain members of our management (or entities affiliated with them) also invested an aggregate of $13.2 million in cash in our equity securities. Under the Subscription Agreement entered into with the investors, the purchase price paid for the securities purchased in the capital infusion was based on the estimated, unaudited U.S. book value under generally acceptable accounting principles ("GAAP") of our common shares as of June 30, 2001 (before giving effect to certain agreed transaction costs incurred in connection with the capital infusion that had not yet been determined), subject to certain adjustments. During 2002, we issued an additional 3,706,930 preference shares pursuant to the Subscription Agreement as follows: (i) 875,753 Preference Shares were issued by us on June 28, 2002 pursuant to a post-closing purchase price adjustment mechanism under the Subscription Agreement; and (ii) 2,831,177 preference shares were issued by us on December 16, 2002 pursuant an agreed upon adjustment under the Subscription Agreement. We had agreed to issue to the new investors additional preference shares such that the per share price would be adjusted downward by $1.50 per preference share when the closing price of our common shares was at least $30 per share for at least 20 out of 30 consecutive trading days on or prior to September 19, 2005, which condition was met on December 16, 2002.

     Under the Subscription Agreement, we agreed to reimburse Warburg Pincus and Hellman & Friedman for their costs and expenses in connection with the November 2001 capital infusion. We have reimbursed Warburg Pincus and Hellman & Friedman approximately $2.3 million in the aggregate under such agreement.

     All material agreements relating to the November 2001 capital infusion were included as exhibits to our 2002 Annual Report.

     REPAYMENT OF CHAIRMAN'S LOAN

     During 2002, ACGL's Board of Directors accelerated the vesting from ratably over five years commencing October 23, 2002 to vesting 60% on October 23, 2002, and the balance equally on October 23, 2003 and October 23, 2004, of 1,689,629 restricted common shares granted to Robert Clements, chairman of our Board of Directors, which had been issued in connection with the November 2001 capital infusion. In November 2002, Mr. Clements also repaid the outstanding $13.5 million loan previously made to him by the company. In order to facilitate the repayment of the loan, we agreed to repurchase an amount of Mr. Clements' shares equal to the principal balance of the loan less any cash payment made by Mr. Clements, for a price per share based on the market price for the common shares as reported on the NASDAQ National Market on the date of sale. In addition, we agreed to make gross-up payments to Mr. Clements in the event of certain tax liabilities in connection with the repurchase. Pursuant to such arrangements, in November 2002, we repurchased 411,744 common shares from Mr. Clements for an aggregate purchase price of $11.5 million. Mr. Clements used all of such sale proceeds and $2.0 million in cash to repay the entire loan balance in November 2002.

     OTHER

     During 2002, we leased temporary office space from Tri-City Brokerage Inc. (together with its affiliates, "Tri-City"), a company in which Peter Appel, president and chief executive officer of ACGL, Mr. Clements and Distribution Investors, LLC held ownership interests (through March 2003), for aggregate rental expense of approximately $201,000 for the year ended December 31, 2002. In addition, Tri-City, as broker, has placed business with our insurance operations and we have incurred commission expenses of approximately $1.5 million under such ar-rangements for the year ended December 31, 2002. In March 2003, Hales received a fee of $1.25 million from Tri-City for advisory services in connection with the sale of Tri-City to non-affiliated persons.

     In connection with our information technology initiative in 2002, we have entered into arrangements with two software companies, which provide document management systems and information and research tools to insurance underwriters, in which Mr. Clements and John Pasquesi, the vice chairman of our Board of Directors, each own minority ownership interests. We will pay fees under such arrangements based on usage. Under one of these agreements, fees payable are subject to a minimum of approximately $575,000 for the two-year period ending July 2004. We have made payments of approximately $232,000 under such arrangements for the year ended December 31, 2002.

     Graham B. Collis, a director of certain of our non-U.S. subsidiaries, is partner in the law firm of Conyers Dill & Pearman, which provides legal services to the Company and its subsidiaries.

                 PROPOSAL 2 -- ELECTION OF SUBSIDIARY DIRECTORS

     Under our bye-law 75, the boards of directors of any of our subsidiaries that is incorporated in Bermuda, Barbados or the Cayman Islands, and any other subsidiary designated by our Board of Directors, must consist of persons who have been elected by our shareholders as Designated Company Directors.

     The persons named below have been nominated to serve as Designated Company Directors of our non-United States subsidiaries indicated below. Unless authority to vote for this nominee is withheld, the enclosed proxy will be voted for this nominee, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that this nominee is unable or declines to serve.

ARCH REINSURANCE LTD. AND OTHER
NON-U.S. SUBSIDIARIES, AS REQUIRED OR DESIGNATED
UNDER BYE-LAW 75 (EXCEPT AS
OTHERWISE INDICATED IN THIS PROPOSAL 2)            ARCH CAPITAL HOLDINGS LTD.
---------------------------------------            --------------------------
Dwight R. Evans                                    Peter A. Appel
Marc Grandisson                                    Graham B. Collis
Paul B. Ingrey                                     John D. Vollaro
Constantine Iordanou

                                                   ARCH RISK TRANSFER SERVICES LTD.
                                                   ALTERNATIVE RE HOLDINGS LIMITED
                                                   ALTERNATIVE RE LIMITED
                                                   ALTERNATIVE INSURANCE COMPANY LIMITED
BARBADOS SUBSIDIARIES                              ALTERNATIVE UNDERWRITING SERVICES, LTD.
---------------------                              ---------------------------------------
Debra M. O'Connor                                  Graham B. Collis
Steven K. Parker                                   John D. Vollaro
Robert C. Worme

     Mr. Appel, 41, has been president and chief executive officer of ACGL since May 5, 2000 and a director of ACGL since November 1999. He was executive vice president and chief operating officer of ACGL from November 1999 to May 5, 2000, and general counsel and secretary of ACGL from November 1995 to May 5, 2000. Mr. Appel previously served as a managing director of ACGL from November 1995 to November 1999. From September 1987 to November 1995, Mr. Appel practiced law with the New York firm of Willkie Farr & Gallagher, where he was a partner from January 1995. Mr. Appel is currently a member of the board of overseers and a member of the executive committee of the School of Risk Management, Insurance and Actuarial Science of St. John's University. He holds an A.B. degree from Colgate University and a law degree from Harvard University.

     Mr. Collis, 43, has practiced law at Conyers Dill & Pearman in Bermuda since 1992, where he has been a partner since 1995. He is a director of Coastal Caribbean Oils & Minerals Limited.

     Mr. Evans, 50, has served as president of Arch Re (Bermuda) since October 2001. From 1998 until October 2001, Mr. Evans was executive vice president of St. Paul Re. From 1983 until 1998, Mr. Evans was employed as executive vice president for F&G Re Inc. Prior to that, Mr. Evans served as assistant vice president at Skandia Reinsurance Company and as a reinsurance underwriter at Prudential Reinsurance Company (now Everest Re Company). He holds a B.A. degree from Ohio University.

     Mr. Grandisson, 35, has served as senior vice president, chief underwriting officer and chief actuary of Arch Re (Bermuda) since October 2001. From March 1999 until October 2001, Mr. Grandisson was employed as vice president and actuary of the reinsurance division of Berkshire Hathaway. From July 1996 until February 1999, Mr. Grandisson was employed as vice president-director of F&G Re Inc. From July 1994 until July 1996, Mr. Grandisson was employed as an actuary for F&G Re. Prior to that, Mr. Grandisson was employed as an actuarial assistant of Tillinghast-Towers Perrin. Mr. Grandisson holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. He is also a fellow of the Casualty Actuarial Society.

     Mr. Ingrey, 63, has served as a director of ACGL and as chief executive officer of Arch Re (Bermuda) since October 2001, and was elected chairman of Arch Re (Bermuda) in March 2002. He was retired from 1996 to 2001. Mr. Ingrey was the founder of F&G Re Inc., a reinsurance subsidiary of USF&G Corporation, and served as its chairman and chief executive officer from 1983 to 1996. Prior to that, he was senior vice president of Prudential Reinsurance, an underwriter of property and casualty reinsurance. He has also served as a director of USF&G Corporation (until its sale to The St. Paul Companies, Inc. in 1998) and E.W. Blanch Holdings, Inc., the holding company for E.W. Blanch Co., which provides risk management and distribution services through several subsidiaries (until its sale to Benfield Greig, the London-based international reinsurance broker, in April 2001) and he was formerly a director of Fairfax Financial Holdings Limited, an insurance and reinsurance company with a focus on property and casualty insurance until September 2002. He holds a B.A. degree from Colgate University and an M.B.A. degree from the School of Risk Management, Insurance and Actuarial Science of St. John's University (formerly the College of Insurance).

     Mr. Iordanou, 53, has served as a director of ACGL and as chief executive officer of Arch Capital Group (U.S.) Inc. since January 1, 2002. From March 1992 through December 2001, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as senior executive vice president of group operations and business development of Zurich Financial Services, president of Zurich-American Specialties Division, chief operating officer and chief executive officer of Zurich-American and chief executive officer of Zurich North America. Prior to joining Zurich, he served as president of the commercial casualty division of the Berkshire Hathaway Group and served as senior vice president with the American Home Insurance Company, a member of the American International Group. He holds an aerospace engineering degree from New York University.

     Ms. O'Connor, 43, has been senior vice president, chief financial officer and treasurer of Arch Capital Services Inc. since April 2002. From June 2000 to April 2002, she was senior vice president, controller and treasurer of ACGL. From 1995 to June 2000, Ms. O'Connor was senior vice president and controller of the Company's reinsurance subsidiary. From 1986 until 1995, Ms. O'Connor served at NAC Re Corp. in various capacities, including vice president and controller. Prior to that, Ms. O'Connor was employed by General Re and the accounting firm of Coopers & Lybrand. She holds a B.S. degree from Manhattan College.

     Mr. Parker, 46, has been a managing director of VCC (Barbados) Limited, which provides operational and management services to Barbados-based companies, since 1996. He previously served as a vice president and a director of various Barbados and Cayman Islands-based subsidiaries of Cott Corporation from 1995 through 2000.

     Mr. Vollaro, 58, has been executive vice president and chief financial officer of ACGL since January 2002 and treasurer of ACGL since May 2002. Prior to joining us, Mr. Vollaro acted as an independent consultant in the insurance industry since March 2000. Prior to March 2000, Mr. Vollaro was president and chief operating officer of W.R. Berkley Corporation from January 1996 and a director from September 1995 until March 2000. Mr. Vollaro was chief executive officer of Signet Star Holdings, Inc., a joint venture between W.R. Berkley Corporation and General Re Corporation, from July 1993 to December 1995. Mr. Vollaro served as executive vice president of W.R. Berkley Corporation from 1991 until 1993, chief financial officer and treasurer of W.R. Berkley Corporation from

1983 to 1993 and senior vice president of W.R. Berkley Corporation from 1983 to 1991. He holds a B.S. degree from Long Island University.

     Mr. Worme, 50, has practiced law at the Barbados-based law firm of Fitzwilliam, Stone & Alcazar since 1978, where he has been a partner since 1980.

REQUIRED VOTE

     The affirmative vote of a majority of the voting power of all of our shares represented at the annual general meeting, voting together as a single class, will be required for the election of Designated Company Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE DESIGNATED COMPANY DIRECTORS INDICATED ABOVE.

       PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of PricewaterhouseCoopers LLP to serve as independent accountants of ACGL for the year ending December 31, 2003. PricewaterhouseCoopers LLP has served as ACGL's independent accountants from our inception in June 1995 to the present. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP will attend the annual general meeting and will have an opportunity to make a statement and respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following summarizes the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered in 2002 and 2001:

                                 2002          2001
                                 ----          ----
     Audit Fees(1)           $  1,035,225   $    317,000
     Audit-Related Fees(2)         94,195        263,400
     Tax Fees(3)                  528,208        320,306
     All Other Fees(4)                  0              0
                             ------------   ------------
                             $  1,657,628   $    900,706
                             ============   ============

-------------

(1) Audit Fees consisted primarily of fees for the audit of our annual financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits for our insurance subsidiaries and review of SEC registration statements.

(2) Audit-Related Fees consisted primarily of fees for services provided in connection with the purchase price adjustments relating to the November 2001 capital infusion. In 2002, Audit-Related Fees also included fees for risk management and internal control advisory services.

(3) Tax Fees consisted primarily of fees for tax compliance, tax advice and tax planning.

(4)  All Other Fees consist of fees for other services not described in notes
     (1), (2), and (3) above.

     The audit committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP's independence. From and after August 2002, the audit committee has approved all audit and permissible non-audit services performed for us by PricewaterhouseCoopers LLP, our principal accountants. Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent accountants and management to report actual fees com-pared to the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent accountants. The audit committee may delegate pre-approval authority to one or more of its independent members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at it next scheduled meeting.

REQUIRED VOTE

     The affirmative vote of a majority of the voting power of all of our shares represented at the annual general meeting, voting together as a single class, will be required for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2003.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

            SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL GENERAL MEETING

     All proposals of securityholders intended to be presented at the 2004 annual general meeting of shareholders must be received by the Company not later than December 17, 2003 for inclusion in our 2004 proxy statement and form of proxy relating to the 2004 annual general meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies. Proposals should be addressed to Corporate Secretary, Arch Capital Group Ltd., Wessex House, 3rd Floor, 45 Reid Street, Hamilton HM 12 Bermuda.

     For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual general meeting, the rules of the SEC permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before February 24, 2004. Notices of intention to present proposals at next year's annual general meeting should be addressed to Corporate Secretary, Arch Capital Group Ltd., Wessex House, 3rd Floor, 45 Reid Street, Hamilton HM 12 Bermuda.

     In addition, our bye-laws provide that any shareholder desiring to make a proposal or nominate a director at an annual general meeting must provide written notice of such proposal or nomination to the secretary of the Company at least 50 days prior to the date of the meeting at which such proposal or nomination is proposed to be voted upon (or, if less than 55 days' notice of an annual general meeting is given, shareholder proposals and nominations must be delivered no later than the close of business of the seventh day following the day notice was mailed). Our bye-laws require that notices of shareholder proposals or nominations set forth certain information with respect to each proposal or nomination and the shareholder making such proposal or nomination.

     A shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting.

     SHAREHOLDERS ARE ENTITLED TO RECEIVE, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002. PLEASE DIRECT SUCH REQUESTS TO CORPORATE SECRETARY, ARCH CAPITAL GROUP LTD., WESSEX HOUSE, 3rd FLOOR, 45 REID STREET, HAMILTON HM 12 BERMUDA.

                    ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

                             ARCH CAPITAL GROUP LTD.

                                  MAY 21, 2003


                              Please vote, date and
                              sign below and return
                                 promptly in the
                               enclosed envelope.


                                  Please detach

--------------------------------------------------------------------------------
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).
          IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
          PROPOSALS SET FORTH BELOW. PLEASE MARK YOUR VOTE IN BLUE OR
          BLACK INK AS SHOWN HERE /X/
--------------------------------------------------------------------------------

1.   To re-elect the nominees listed as Class II Directors                                                     FOR  AGAINST ABSTAIN
     of the Company for a term of three years.               2.   To elect Peter A. Appel, Graham B. Collis,   / /   / /     / /
                                                                  Dwight R. Evans, Marc Grandisson, Paul B.
                                NOMINEES:                         Ingrey, Constantine Iordanou, Debra M.
/ /  FOR ALL NOMINEES           -   Peter A. Appel                O'Connor, Steven K. Parker, John D. Vollaro
                                -   Constantine Iordanou          and Robert C. Worme as Designated Company
/ /  WITHHOLD AUTHORITY         -   James J. Meenaghan            Directors so that they may be elected
     FOR ALL   NOMINEES         -   John M. Pasquesi              directors of certain of our non-U.S.
                                                                  subsidiaries.
/ /  FOR ALL EXCEPT
     (See instructions below)                                3.   To ratify the selection of
                                                                  PricewaterhouseCoopers LLP as the Company's  / /   / /     / /
INSTRUCTION:   To withhold authority to vote for any              independent accountants for the fiscal year
               individual nominee(s), mark "FOR ALL EXCEPT"       ending December 31, 2003.
               and fill in the circle next to each nominee
               you wish to withhold, as shown here: -
                                                             The undersigned hereby acknowledges receipt of the proxy statement and the Company's Annual Report on Form 10-K for the fiscal year ended
                                                             December 31, 2002, and hereby revokes all previously granted proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be
submitted via this method.                                                   / /

Signature of Shareholder________________________________________ Date:
__________, 2003 Signature of Shareholder
________________________________ Date:_____________, 2003

     NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

                             ARCH CAPITAL GROUP LTD.

                    PROXY CARD FOR ANNUAL GENERAL MEETING OF

                          SHAREHOLDERS ON MAY 21, 2003

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARCH CAPITAL GROUP LTD. (THE "COMPANY"). The undersigned hereby appoints Peter A. Appel and John D. Vollaro as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the Company held of record by the undersigned on April 11, 2003, or which the undersigned would otherwise be entitled to vote at the annual general meeting to be held on May 21, 2003 and any adjournment thereof, upon all matters that may properly come before the annual general meeting. ALL SHARES ELIGIBLE TO BE VOTED BY THE UNDERSIGNED WILL BE VOTED BY THE PROXIES NAMED ABOVE IN THE MANNER SPECIFIED ON THE REVERSE SIDE OF THIS CARD, AND SUCH PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)